Exhibit 99.1

NOTICE OF ANNNUAL AND SPECIAL MEETING OF SHAREHOLDERS

AND

MANAGEMENT INFORMATION CIRCULAR OF

DAVIDsTEA Inc.

For the Annual and SPECIAL Meeting of Shareholders

to be held on June 8, 2017

at DAVIDsTEA head office, 5430, Ferrier Street

Town of Mount-Royal, Québec, Canada, at 2:00pm

April 13, 2017

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual and special meeting (the “Meeting”) of shareholders (the “Shareholders”) of DAVIDsTEA Inc. (“DAVIDsTEA” or the “Company”) will be held at DAVIDsTEA head office, 5430, Ferrier Street, Town of Mount-Royal, Québec, Canada, H4P 1M2 at 2:00pm (Eastern Time), on June 8, 2017, for the purposes of:

(a)	receiving the audited consolidated financial statements of the Company for the year ended January 28, 2017 and the report of the auditor thereon;
(b)	electing directors for the ensuing year;
(c)	appointing the auditor of the Company and authorizing the directors to fix its remuneration;
(d)

approving the reduction of the Company’s stated capital by an amount of $155,947 and reduce the Company’s deficit by such amount, the whole in compliance with Section 38(1)(c) of the Canada Business Corporations’ Act (“CBCA”); and

(e)	transacting such other business as may properly be brought before the Meeting.

Further information regarding the matters to be considered at the Meeting is set out in the accompanying management information circular.

The directors of the Company have fixed the close of business on April 13, 2017 as the record date for determining Shareholders entitled to receive notice of and to vote at the Meeting.

Montreal, Québec, April 13, 2017.

By order of the Board of Directors

/s/ Maurice Tousson
Maurice Tousson
Chairman of the Board of Directors

IMPORTANT

Shareholders are encouraged to vote. Please complete, date and sign the enclosed form of proxy or voting instruction form and return it in the envelope provided for that purpose. Proxies, to be valid, must be deposited at the office of the registrar and transfer agent of the Company, CST Trust Company (“CST”), located at 320, Bay Street, B1 Level, Toronto, Ontario, Canada, M5H 4A6 no later than 5:00 p.m. (Eastern Time) on June 6, 2017, or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened. If you appoint Maurice Tousson or Joel Silver as your proxyholder, your common shares of the Company (the “Shares” or “Common Shares”) will be voted in accordance with your instructions in the form of proxy or voting instruction form or, if no such instructions are given, such proxyholders will vote IN FAVOUR of the matters indicated in items (b),  (c) and (d) hereinabove. Shareholders may also vote by telephone or Internet by following the instructions provided in the enclosed form of proxy. If you choose to vote by telephone or Internet, your vote must also be cast no later than 5:00 p.m. (Eastern Time) on June 6, 2017, or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened.

These Shareholder materials are being sent to both registered and non-registered owners of Common Shares. If you are a non-registered owner of Common Shares, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding your securities on your behalf.

By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

MANAGEMENT INFORMATION CIRCULAR

INTRODUCTION

This management information circular (this “Information Circular”) is provided in connection with the solicitation of proxies for use at the annual meeting of Shareholders of DAVIDsTEA Inc. to be held on June 8, 2017, at the time and place and for the purposes stated in the accompanying notice of meeting (the “Notice of Meeting”) and any adjournment thereof. Unless otherwise indicated, the information contained in this Information Circular is given as of April 11,  2017. In this Information Circular, references to the “Company” or “DAVIDsTEA” are to be read as including its sole subsidiary, DAVIDsTEA (USA) Inc., as the context requires.

NOTICE TO DAVIDSTEA SHAREHOLDERS IN THE UNITED STATES

DAVIDsTEA is a Company existing under the laws of Canada. The solicitation of proxies and the transactions contemplated herein involve securities of a Canadian issuer and are being effected in accordance with provincial and Canadian corporate and securities laws. Shareholders should be aware that requirements under such provincial and Canadian laws differ from requirements under United States corporate and securities laws relating to United States corporations. The proxy rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to the Company or this solicitation and therefore this solicitation is not being effected in accordance with such corporate and securities laws.

NON-IFRS MEASURES

Certain terms used or incorporated by reference in this Information Circular, such as EBITDA and Adjusted EBITDA are not measures defined under International Financial Reporting Standards (“IFRS”), do not have standardized meanings prescribed by IFRS and should not be compared to or construed as alternatives to profit/loss, cash flow from operating activities or other measures of financial performance calculated in accordance with IFRS. EBITDA, Adjusted EBITDA and other non-IFRS measures, as computed by DAVIDsTEA, may not be comparable to similar measures as reported by other reporting issuers in similar or different industries.

“EBITDA” is calculated as earnings before interest and financing costs (net of interest income), income taxes, depreciation and amortization. “Adjusted EBITDA” is calculated as earnings before interest and financing costs (net of interest income), income taxes, depreciation,  amortization, deferred rent,  non-cash compensation expense, costs related to onerous contracts or contracts where we expect the costs of the obligations to exceed the economic benefit, gain (loss) on derivative financial instruments, loss on disposal of property and equipment, impairment of property and equipment, and other non-recurring costs.

For a reconciliation of these non-IFRS measures to the most comparable IFRS measures, please see pages 37 to 39 of the Company’s  Form 10‑K filed with the Securities and Exchange Commission on April 12, 2017.

CURRENCY

All dollar amounts set forth herein are expressed in Canadian dollars, unless otherwise indicated, and the symbol “$” or “CDN$” refers to the Canadian dollar and the symbol “US$” or “USD” refers to the U.S. dollar.

FORWARD-LOOKING STATEMENTS

This Information Circular contains certain information that may constitute forward-looking information within the meaning of applicable securities laws, which DAVIDsTEA refers to in this Information Circular as forward-looking statements. These statements reflect DAVIDsTEA’s current expectations related to future events or its future results, performance, achievements, business prospects or opportunities and products and services development, and future trends affecting the Company. All such statements other than statements of historical fact are forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “would”, “should”, “believe”, “objective”, “ongoing” or the negative of these words or other variations or synonyms of these words or comparable terminology and similar expressions.

Forward-looking statements reflect current estimates, beliefs and assumptions, which are based on DAVIDsTEA’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. DAVIDsTEA’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. DAVIDsTEA can give no assurance that such estimates, beliefs and assumptions will prove to be correct.

Many factors could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the following factors, which are discussed in greater detail under the “Risk Factors” section in DAVIDsTEA’s annual report on Form 10‑K for the fiscal year ended January 28, 2017 (“Annual Report”): our ability to successfully implement our growth strategy; our ability to grow our brand recognition and store base in the United States; significant competition within our industry, changes in consumer preferences and economic conditions affecting disposable income; the effect of a decrease in customer traffic to the shopping malls, centers and street locations where our stores are located; the impact from real or perceived quality or safety issues with our teas, tea accessories and other tea-related merchandise; our ability to obtain quality products from third-party manufacturers and suppliers on a timely basis or in sufficient quantities; actual or attempted breaches of data security; and the impact of weather conditions, natural disasters and manmade disasters on the supply and price of tea.

There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those expressly or impliedly expected or estimated in such statements. Shareholders and investors should not place undue reliance on forward-looking statements as the plans, intentions or expectations upon which they are based might not occur. Although the Company cautions that the foregoing list of significant risk factors, as well as those risk factors presented under the heading “Risk Factors” and elsewhere in the Annual Report, are not exhaustive, Shareholders and investors should carefully consider them and the uncertainties they represent and the risks they entail. The forward-looking statements contained in this Information Circular are expressly qualified by this cautionary statement. Unless otherwise indicated by the Company, forward-looking statements in this Information Circular describe DAVIDsTEA’s expectations as of April 11, 2017 and, accordingly, are subject to change after such date. The Company does not undertake to update or revise any forward-looking statements, except in accordance with applicable securities laws.

Additional information relating to DAVIDsTEA can be located under the Company’s profile on SEDAR awww.sedar.com or on the Securities and Exchange Commission’s (“SEC”) electronic data system called EDGAR at www.sec.gov.

VOTING INFORMATION AND GENERAL PROXY MATTERS

Solicitation of Proxies

The enclosed proxy is being solicited by the management of the Company and the expenses of this solicitation will be borne by the Company. The solicitation will be conducted primarily by mail but proxies may also be solicited personally by officers, employees or agents of the Company, without additional compensation. The Company shall directly deliver proxy documents to registered owners and non-registered owners of common shares of the Company which are non-objecting beneficial owners through the Company’s registrar and transfer agent, CST, and the Company shall bear the cost of such delivery. The Company will also reimburse brokers and other persons holding Common Shares on their behalf or on behalf of nominees for reasonable costs incurred in sending the proxy documents to non-registered owners who are objecting beneficial owners.

Record Date

The record date for determining those Shareholders entitled to receive notice and to vote at the Meeting is the close of business on April 12, 2017 (the “Record Date”). Only registered and non-registered owners of Common Shares as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. No person becoming a registered or non-registered owner after the Record Date shall be entitled to receive notice of the Meeting, nor can any registered or non-registered owner vote Common Shares they acquire after the Record Date at the Meeting. The failure of any Shareholder to receive notice of the Meeting does not deprive the Shareholder of the right to vote at the Meeting. As of the Record Date there were 25,455,510 Common Shares issued and outstanding.

Appointment of Proxyholders

The persons named as proxyholders in the enclosed form of proxy or voting instruction form, are Maurice Tousson, a director, or Joel Silver, a director and an officer of the Company. You are entitled to appoint a person, who need not be a Shareholder, other than the persons designated in the enclosed form of proxy, to represent you at the Meeting. If you are a registered or non-objecting beneficial owner, such right may be exercised by inserting in the blank space provided in the form of proxy or voting instruction form the name of the person to be designated or by completing another form of proxy or voting instruction form and, in either case, depositing the form of proxy or voting instruction form with the registrar and transfer agent of the Company, CST, located at 320, Bay Street, B1 Level, Toronto, Ontario, Canada, M5H 4A6, at any time before the proxy deadline, being 5:00 p.m. (Eastern Time) on June 6, 2017, or, in the event the Meeting is adjourned or postponed, then not less than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned meeting is reconvened or the postponed meeting is convened. Objecting beneficial owners should follow the instructions provided by their broker or agent and must return the form of proxy or voting instruction form as directed by their broker or agent sufficiently in advance of the proxy deadline to enable their broker or agent to act on it before the proxy deadline. The Company reserves the right to accept late proxies and to waive the proxy deadline with or without notice, but is under no obligation to accept or reject any particular late proxy.

Revocation of Proxies

A Shareholder who executes and returns the accompanying form of proxy may revoke the same (a) by instrument in writing executed by the Shareholder, or by his or her attorney authorized in writing, and deposited either: (i) at the principal executive offices of the Company, to the attention of Nathalie Rolland, the Corporate Secretary of the Company, 5430, Ferrier Street, Town of Mount-Royal, Québec, Canada, H4P 1M2, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof at which the proxy is to be used, or (ii) with the chairman of the Meeting on the day of the Meeting or any adjournment thereof, or (b) in any other manner permitted by law. If the Shareholder is a Company, any such instrument of revocation must be executed by a duly authorized officer or attorney thereof.

Exercise of Voting Rights by Proxies

The persons named in the enclosed form of proxy will, on a show of hands or any ballot that may be called for, vote (or withhold from voting) the shares in respect of which they are appointed as proxies in accordance with the instructions of the Shareholders appointing them. If a Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. If no instructions are given, the shares will be voted FOR the election of the nominees of the Board of Directors of the Company (the “Board of Directors” or the “Board”) as directors,  FOR the appointment of Ernst & Young LLP as auditors and FOR approving the reduction of the Company’s stated capital. The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting, and with respect to other business which may properly come before the Meeting or any adjournment thereof. As of the date hereof, management of the Company knows of no such amendment, variation or other business to come before the Meeting. If any such amendment or other business properly comes before the Meeting, or any adjournment thereof, the persons named in the enclosed form of proxy will vote on such matters in accordance with their best judgement.

Voting Process

The voting process is different depending on whether you are a registered or non-registered owner of Common Shares and, if you are a non-registered owner of Common Shares, whether you are a non-objecting beneficial owner or objecting beneficial owner. If you have Common Shares registered in your own name, you are a registered owner. If you do not hold Common Shares in your own name, you are a non-registered owner. If your Common Shares are listed in an account statement provided to you by a broker, then it is likely that those Common Shares will not be registered in your name, but under the broker’s name or under the name of an agent of the broker such as CDS Clearing and Depository Services Inc., the nominee for many Canadian brokerage firms, or its nominee.

There are two kinds of non-registered owners: (i) objecting beneficial owners, i.e., those who object to their name being made known to the issuers of shares which they own, and (ii) non-objecting beneficial owners, i.e., those who do not object to their name being made known to the issuers of the shares which they own. Non-objecting beneficial owners will receive a voting instruction form from the Company’s registrar and transfer agent, CST. This is to be completed and returned to CST in the envelope provided.

Securities regulation requires brokers or agents to seek voting instructions from objecting beneficial owners in advance of the Meeting. Objecting beneficial owners should be aware that brokers or agents can only vote Common Shares if instructed to do so by the objecting beneficial owner. Your broker or agent (or their agent, Broadridge Financial Solutions, Inc.) will have provided you with a voting instruction form or form of proxy for the purpose of obtaining your voting instructions. Every broker has its own mailing procedures and provides instructions for voting. You must follow those instructions carefully to ensure your Common Shares are voted at the Meeting.

If you are an objecting beneficial owner receiving a voting instruction form or proxy from a broker or agent, you cannot use that proxy to vote in person at the Meeting. To vote your Common Shares at the Meeting, the voting instruction form or proxy must be returned to the broker or agent well in advance of the Meeting, as instructed by the broker or agent. If you wish to attend and vote your Common Shares in person at the Meeting, follow the instructions for doing so provided by your broker or agent.

Voting in Person at the Meeting

Registered owners may attend and vote in person at the Meeting. Non-objecting beneficial owners wishing to attend and vote in person at the Meeting should insert their name in the space provided in the voting instruction form and deposit it with CST, at any time before the proxy deadline. Objecting beneficial owners wishing to attend and vote in person at the Meeting should follow the instructions provided by their broker or agent. If you are a Canadian resident objecting beneficial owner, you need only insert your name in the space provided for the proxyholder appointment in the voting instruction form or proxy form, and return it as instructed by your broker or agent and you should not complete the voting section of the proxy form or voting information form, as you will vote in person at the Meeting. If you are an objecting beneficial owner resident in the United States, you will likely be instructed to mark the appropriate box on the other side of the voting instruction form to request a legal proxy to be issued and mailed to you by your broker or agent, and you will need to send the voting instruction form to your broker or agent, receive the legal proxy from your broker or agent and deposit the legal proxy with CST prior to the deadline.

Interest of Certain Persons in Matters to be Acted Upon

No person who has been a director or an executive officer of the Company nor any proposed nominee for election as a director of the Company at any time since the beginning of its last completed financial year, or any associate or affiliate of any such director, officer or proposed nominee, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting, except as set forth in this Information Circular.

Voting Securities and Principal Holders Thereof

As at the Record Date, 25,455,510  Common Shares are issued and outstanding, being the only class of shares of the Company entitled to be voted at the Meeting. The Common Shares are the only securities of the share capital of the Company which carry voting rights. References to Common Shares, options and related information such as price per share made herein have been adjusted to reflect a one point six for one (1.6:1) stock split on the Common Shares effective as of May 21, 2015. Each Common Share entitles its holder to one vote with respect to the matters voted at the Meeting. Holders of Common Shares whose names are registered on the lists of Shareholders of the Company as at the Record Date will be entitled to exercise the voting rights attached to the Common Shares in respect of which they are so registered at the Meeting, or any adjournment thereof, if present or represented by proxy thereat. To the knowledge of the Board of Directors, the only persons who beneficially own, directly or indirectly, or exercise control or direction over, voting securities carrying 10% or more of the voting rights attached to any class of voting securities of the Company, as at the Record Date, are:

			Percentage of
			outstanding
Name	Number of Common Shares		Common Shares
Rainy Day Investments Ltd(1)	12,007, 238	(2)	47.2%
Highland Consumer Entrepreneurs Fund I LP(3)	85,088		0.4%
Highland Consumer Fund I-B, LP(3)	566,063		2.2%
Highland Consumer Fund I, LP(3)	2,653,155		10.4%
FMR LLC	3,012,028		11.8%

Note:

(1)	A company controlled by Hershel Segal, who holds voting and investment control over the shares held by Rainy Day.
(2)

Includes 100,000 Common Shares held by the Jewish Community Foundation of Montreal (“JDF”), over which JDF has investment control and over which Rainy Day Investments Ltd has voting control until January 31, 2018.

(3)	Funds controlled by Highland Consumer GP GP LLC

BUSINESS OF THE MEETING

The Meeting will be constituted as an annual and special meeting. The audited consolidated financial statements of the Company for the year ended January 28, 2017 and the auditor’s report thereon will be presented to the Shareholders at the Meeting, but no vote thereon or with respect thereto is required or proposed to be taken. Shareholders will be asked to consider and vote on:

(i)	the election of the directors of the Company who will serve until the next annual meeting of Shareholders or until their successors are appointed;
(ii)

the appointment of the auditor of the Company who will serve until the end of the next annual meeting of Shareholders or until its successor is appointed, and authorizing the Board to fix its remuneration;

(iii)

a special resolution (the “Stated Capital Reduction Resolution”), a copy of which is set forth in Appendix 1 to the accompanying Information Circular to reduce the Company’s stated capital ,  the whole in compliance with Section 38(1)(c) of the CBCA and as more fully described in the Circular; and

(iv)	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

A.          Presentation of the Financial Statements

As indicated above, the audited consolidated financial statements of the Company for the year ended January 28, 2017 and the auditor’s report thereon will be presented to the Shareholders at the Meeting, but no vote with respect thereto is required or proposed to be taken.

B.           Election of Directors

The articles of the Company (the “Articles”) provide that the Board shall consist of not less than three (3) and not more than fifteen (15) directors. Five (5) of the nominees are currently members of the Board and have been members since the dates indicated below. Messrs. Folliard and Salvaggio, current members of the Board, will not be standing for election. However, the Board is nominating Gary O’Connor and Tyler Gage,as a  new independent member of the Board. Shareholders may vote for each director individually. If prior to the Meeting, any of the nominees shall be unable or, for any reason, become unwilling to serve as a director, it is intended that the discretionary power granted by the form of proxy or voting instruction form shall be used to vote for any other person or persons as directors. Each director is elected to the Board for a one-year term ending at the next annual meeting of Shareholders or when his or her successor is elected, unless he or she resigns or his or her office otherwise becomes vacant.

Nominees

Management of the Company proposes to nominate the persons whose names are set forth below to act as directors of the Company. Except where authority to vote on the election of directors is withheld, the persons named in the accompanying form of proxy intend to vote IN FAVOUR of the election of each of the nominees whose names are hereinafter set forth. If prior to the Meeting, any of the nominees shall for any reason become unable or unwilling to serve as a director, it is intended that the discretionary power granted by the form of proxy shall be used to vote for any other person or persons identified by the Board to serve as directors, unless the Shareholder has specified in the form of proxy that his, her or its Common Shares are to be withheld from voting on the election of directors. The Board and management of the Company have no reason to believe that any of such nominees will be unable or unwilling to serve, for any reason, if elected to office.

The following tables provide information about the proposed nominees for election as directors as at April 11, 2017, including their name, age, place of residence, the year in which they first became directors, independence from the Company, their principal occupation, biography, committee memberships, memberships on boards of other public companies during the last five years (if applicable) and the number of Common Shares and other securities of the Company beneficially owned, or controlled or directed, directly or indirectly, by each director, the whole to the best of the knowledge of the Company based on publicly available information as at April 11, 2017, and the total market value of such securities as at such date. Certain information relating to the nominees being proposed as directors of the Company was not known to the Company and was furnished by each relevant nominee.

EMILIA DI RADDO	President of Le Château Inc.

Québec, Canada Age:59 Director since 2012, except between January 2013 to March 2014 Non Independent

Mrs. Di Raddo has been the President of Le Chateau Inc. (TSX: CTU/A) since 2000, where she also has been serving on the board of directors since 2001, and was the Chief Financial Officer from 1996 to 2000. Prior to that,             Mrs. Di Raddo was a partner at Ernst & Young LLP where she practiced for more than 15 years for companies operating in the retail and consumer products’ industry. Mrs. Di Raddo received a Bachelor of Commerce and a Diploma in Accountancy from Concordia University and is also a chartered accountant and a CPA. Mrs. Di Raddo brings valuable retail industry experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships

•Le Château Inc.	•Board of Directors
•Human Resources and Compensation Committee(1)

Securities Held

	Common	Options	Total Value of Shares and Options
As at	Shares	Exercisable	(US$)(2)
April 11, 2017	—	48,635	253,388

TYLER R. GAGE	Co-Founder of Runa, LLC

Bellingham, WA Age:31 Director nominee Independent

Mr. Gage is the Co-Founder of Runa, LLC, a privately held organic Amazonian beverage company that processes and sells guayusa. Mr. Gage served as CEO of Runa from December 2008 to March 2017, building the company into one of the fastest growing beverage brands in the United States, and transitioned to the role of Chairman in April 2017.. Mr. Gage received a Bachelor of Literary Arts from Brown University in December 2010 and now serves on Brown’s Advisory Council for Entrepreneurship. Mr. Gage was recognized as a 30 Under 30 Entrepreneur in 2013 by Forbes Magazine, as well as receiving the Big Apple Entrepreneur of the Year Award in 2016. Mr. Gage brings valuable beverage industry and social responsibility experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships
	

Securities Held

	Common	Options	Total Value of Shares and Options
As at	Shares	Exercisable	(US$)(2)
April 11, 2017	—	—	—

MICHAEL J. MARDY	Corporate Director

New Jersey, USA Age:68 Director since 2016 Independent

Mr. Mardy has served as Executive Vice President and Director of specialty retailer, Tumi Inc. since July 2003. Prior to joining Tumi, from 1996 to 2002, he served as Executive Vice President and CFO of Keystone Foods LLC, a processor and distributor. From 1982 to 1996, he served as Senior Vice President, Chief Financial Officer and in various other finance positions at Nabisco Biscuit Company, a snack food and consumer products company. Mr. Mardy served on the board of directors of Keurig Green Mountain Inc. (Nasdaq: GMCR) and ModusLink Global Solutions (Nasdaq: MLNK), Inc. acting as audit committee chair and a member of their respective compensation committees. Mr. Mardy has also served on the NYSE Advisory Board and is a trustee of the New Jersey chapter of the financial Executive Institute and is a member of the board of the EDEN Institute for autism. Mr. Mardy holds an MBA from Rutgers University and undergraduate degree from Princeton University. He is a member of the American institute of Certified Public Accountants, and the New Jersey Society of Certified Public Accountants. Mr. Mardy brings valuable management, retail and finance experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships

•Keurig Green Mountain Inc. (Nasdaq: GMCR) •ModusLink Global Solutions (Nasdaq: MLNK), Inc	•Board of Directors(3) •Audit Committee(3) •Corporate Governance and Nominating Committee(3)

Securities Held

	Common	Options	Total Value of Shares and Options
As at	Shares	Exercisable	(US$)(2)
April 11, 2017	1,000	—	7,700

DAVID McCREIGHT	President of URBN inc. and Chief Executive Officer of Anthropologie Group

Pennsylvania, USA Age:54 Director since 2014 Independent

Mr. McCreight has served as Chief Executive Officer of Anthropologie Group since November 2011 and as President of URBN inc. since February 2016. Prior to that, Mr. McCreight served as President of Under Armour, Inc. from 2008 until 2010 and President of Lands’ End, Inc. from 2005 to 2008. Mr. McCreight also held the position of Senior Vice President of Merchandising at Lands’ End from 2003 to 2005 and Senior Vice President and General Merchandising Manager of Disney Stores from 2001 to 2003. Mr. McCreight received a B.A. in Liberal Arts from the University of Virginia. Mr. McCreight is qualified to serve on the Board given his experiences described above and his deep understanding of the retail industry.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships
—
•Board of Directors •Human Resources and Compensation Committee •Corporate Governance and Nominating Committee(4)

Securities Held

	Common	Options	Total Value of Shares and Options
As at	Shares	Exercisable	(US$)(2)
April 11, 2017	53,994	49,761	638,683

GARY O’CONNOR	Corporate Director

Québec, Canada Age:69 Director nominee Independent

Mr. O’Connor was an audit partner at KPMG Barbados from September 2009 to September 2012, at which time he retired. He has served on the Board of Investor Restaurant Group Inc. since March 2014 where he also chairs the Audit and Risks Committee. Mr. O’Connor received a Bachelor of Commerce in Accounting from Concordia University. Mr. O’Connor brings accounting experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships

—	—

Securities Held

	Common	Options	Total Value of Shares and Options
As at	Shares	Exercisable	(US$)(2)
April 11, 2017	—	—	—

HERSCHEL SEGAL	Co-Founder and President and Chief Executive Officer of Rainy Day Investments Ltd

Québec, Canada Age:86 Director since 2008 Non Independent

Since January 1969, Mr. Segal has served as the President and Chief Executive Officer of Rainy Day Investments Ltd., an investment company. Mr. Segal founded Le Chateau Inc. (TSX: CTU/A), a clothing retailer, in 1959 and served as its Chief Executive Officer until September 2006, where he also served as Executive Chairman until February 2007 and where he is still a director. Mr. Segal received a B.A. in Economics and Political Science from McGill University. Mr. Segal brings vast retail industry experience to the Board. Mr. Segal is a resident of Québec, Canada.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships

•Le Château Inc.	•Board of Directors •Human Resources and Compensation Committee(5) •Corporate Governance and Nominating Committee(5)

Securities Held

	Common	Options	Total Value of Shares and Options
As at	Shares	Exercisable	(US$)(2)
April 11, 2017	12,007,238	—	92,455,733

SARAH SEGAL	President and Owner of Oink Oink Candy Inc. (dba SQUISH Candy)

Québec, Canada Age:32 Director since 2012 Non Independent

Ms. Segal served as the President and Head of Product Development and Tea Department at DAVIDsTEA Inc., from December 2010 to September 2012. Since May 2013, Ms. Segal has served as the CEO of the retail company SQUISH Candy, based in Montreal, Quebec. Ms. Segal received a B.A. in Environmental Health from McGill University and a M.Sc. in Water Science, Policy and Management from Oxford University. Ms. Segal brings knowledge of the Company and retail experience to the Board.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships
—
•Board of Directors •Corporate Governance and Nominating Committee(6)

Securities Held

	Common	Options	Total Value of Shares and Options
As at	Shares	Exercisable	(US$)(2)
April 11, 2017	—	—	—

JOEL SILVER	President and CEO of DAVIDsTEA Inc.

Ontario, Canada Age: 46 Director since 2017 Non Independent

Mr. Silver, joined our company in March 2017. Prior to that, Mr. Silver has served in a variety of leadership roles for various consumer goods companies. From 2011 to 2016, Mr. Silver served as General Partner and a member of the board of directors of TrilogyGrowth, a venture capital fund he co-founded. From 2003 to 2011, Mr. Silver held several positions of increasing responsibility at Indigo Books & Music Inc. (TSX:IDG) and has been a member of its board of directors since 2011. Mr. Silver earned hi Bachelor’s degree from Wilfrid-Laurier University in Canada and his Master’s degree of Business Administration from Harvard University. Mr. Silver brings diverse experience with consumer-centric and lifestyle brands.

Other Public Company Directorships in the Past Five Years	Board/Committee Memberships

•Indigo Books & Music Inc.	•Board of Directors(7)

Securities Held

	Common		Total Value of Shares and Options
As at	Shares	Options Exercisable	(US$)(2)
April 11, 2017	—	—	—

KATHLEEN C. TIERNEY	Operating Partner at Parallel Investment Partners

California, USA Age:71 Nominee as Director Independent

Mrs. Tierney has served as Chief Executive Officer of specialty retailer Sur La Table, Inc. from August 2004 to 2008 and served as its Executive Vice Chairman from 2008 to 2011. From 2001 to 2003, she served as Chief Executive Officer of Fitch North America. She served as an Independent Consultant with a client roster including The Home Depot, Vinquiry, Yoga Works and Hirsch Bedner Design. Prior to this, Mrs. Tierney was the Chief Executive Officer at Smith & Hawken from 1993 to 1999.  During her tenure at The Nature Company, she served as an Executive Vice President, overseeing their growth from 3 locations to 120 stores nationwide. She has a rich background in the retail industry and international business and travel. Mrs. Tierney earned a B.A. in English Literature from Dominican College in California, served two years in the Peace Corps, holds a lifetime teaching credential from the State of California and a Strategic Marketing Certificate from Harvard University. Mrs. Tierney brings valuable management and retail experience to the Board.

Other Public Company Directorships in the Past Five Years:	Board/Committee Membership:

•HH Gregg	-

Securities Held

	Common	Options	Total Value of Shares and Options
As at	Shares	Exercisable	(US$)
April 11, 2016	—	—	—

MAURICE TOUSSON	Corporate Director

Toronto, Canada Age:68 Nominee as Director Independent

Mr. Tousson has served as President and Chief Executive Officer of CDREM Group Inc., a Canada based chain of retail stores known as Centre du Rasoir or Personal Edge, from January 2000 to December 15, 2016. Mr. Tousson has held executive positions at well-known Canadian specialty stores, including Chateau Stores of Canada, Consumers Distributing and Sports Experts, with responsibilities for operations, finance, marketing and corporate development. Mr. Tousson currently sits on the Board of Directors of Dorel Industries (TSE: DII), a multinational public company where he acts as lead Director. Mr. Tousson holds an MBA degree from Long Island University in New York. Mr. Tousson brings valuable management and retail experience to the Board.

Other Public Company Directorships in the Past Five Years:	Board/Committee Memberships

•Dorel Industries Inc.	•Board of Directors
•Audit Committee(8)
•Human Resources and Compensation Committee(8)

Securities Held

	Common	Options	Total Value of Shares and Options
As at	Shares	Exercisable	(US$)(2)
April 11, 2017	—	—	—

Notes:

(1)	Mrs. Di Raddo ceased to be a member of the Audit Committee on April 5, 2016 and became a member of the Human Resources and Compensation Committee on June 9, 2016.
(2)

The value of Common Shares and RSUs is determined by multiplying the number of Common Shares held and RSUs vested on April 11, 2017 by the closing price of the Common Shares on the NASDAQ on April 11, 2017 (US$ 7.70). The value of the exercisable options is calculated based on the difference between the closing price of the Common Shares on the NASDAQ on April 11, 2017 and the exercise price of the options, multiplied by the number of exercisable options held as at April 11, 2017. As the Common Shares are traded on the NASDAQ only, the total value of the Common Shares, options and RSUs is expressed in US dollars based on the exchange rate of the U.S. Federal Reserve Bank of New York at noon on April 11, 2017.

(3)

Mr. Mardy was elected to the Board of Directors on June 9, 2016. On such date, he became a member and the Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee.

(4)	Mr. McCreight became a member of the Corporate Governance and Nominating Committee on June 9, 2016.
(5)	Mr. Segal ceased to be a member of the Human Resources and Compensation Committee on June 9, 2016. On such date, he became a member of the Corporate Governance and Nominating Committee.
(6)	Ms. Segal became a member of the Corporate Governance and Nominating Committee on June 9, 2016.
(7)

Mr. Silver was appointed to the Board of Directors on March 20, 2017, in replacement of Mrs. Chrstine Bullen who was the interim President and CEO of the Company and a member of the Board from January 29, 2017 to March 19, 2017, following the departure of Mr. Sylvain Toutant whose participation as a director ceased together with his departure as President and Chief Executive Officer of the Company.

(8)

Mr. Tousson became a member of the Audit Committee and the Chair of the Human Resources and Compensation Committee on June 9, 2016. He was Chair of the Human Resources and Compensation Committee from June 9, 2016 to February 15, 2017, on which date Mrs. Tierney was appointed as Chair of such committee.

Record of Attendance of Directors at Board Meetings

The following table sets forth the record of attendance of directors at meetings of the Board, the Company’s audit committee (“Audit Committee”), the Company’s Human resource and compensation committee (“HRCC”) and the Corporate Governance and Nominating Committee, during the year ended January 28, 2017.

			Human Resources and	Governance and
Director	Meetings of Directors	Audit Committee	Compensation Committee	Nominating Committee

Maurice Tousson(1)	7/7	2/2	6/6	—
Emilia Di Raddo(2)	7/7	—	6/6	—
Tom Folliard(3)	5/7	2/2	—	1/1
Bruce Guerriero(4)	3/3	2/2	—	—
Michael J. Mardy(5)	3/3	2/2	—	—
Pierre Michaud(6)	2/3	1/2	4/4	—
David McCreight	6/10	2/4	4/4	1/1
Lorenzo Salvaggio(7)	10/10	1/1	5/6	—
Guy Savard(8)	10/10	—	9/10	1/1
Herschel Segal(9)	10/10	—	6/6	—
Sarah Segal(10)	10/10	—	4/4	1/1
Kathleen C. Tierney(11)	10/10	—	—	1/1
Sylvain Toutant(12)	6/10	—	—	—

Notes:

(1)

Mr. Tousson was elected as a director of the Board on June 9, 2016 and was then appointed Chairman and Chair of the HRCC and a member of the Audit Committee, effective June 9, 2016. Mr. Tousson ceased to be the Chair of the HRCC effective February 15, 2017 and was replaced as such by Mrs. Kathleen C. Tierney. Mr. Tousson remains a member of the HRCC.

(2)	Mrs. Di Raddo ceased to be a member of the Audit Committee effective April 5, 2016 and became a member of the HRCC effective June 9, 2016.
(3)	Mr. Folliard ceased to be a member of the HRCC effective June 9, 2016 and became a member and the Chair of the Corporate Governance and Nominating Committee on such date.
(4)

Mr. Guerriero did not stand for reelection and, as such, he ceased to be a director and the Chair of the Audit Committee effective June 9, 2016, following the election of the new Board members at the annual general meeting of Shareholders held on such date.

(5)

Mr. Mardy was elected as a director of the Board on June 9, 2016 and was appointed Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee effective June 9, 2016.

(6)

Mr. Michaud did not stand for reelection and, as such, he ceased to be a director and the Chairman of the Board effective June 9, 2016, following the election of the new Board members at the annual general meeting of Shareholders held on such date.

(7)	Mr. Salvaggio became a member of the HRCC on June 9, 2016.
(8)

Mr. Savard did not stand for reelection and, as such, he ceased to be a director and a member of the Audit Committee effective June 9, 2016, following the election of the new Board members at the annual general meeting of Shareholders held on such date.

(9)	Mr. Segal ceased to be a member of the HRCC on June 9, 2016 and he became a member of the Corporate Governance and Nominating Committee on such date.
(10)	Ms. Segal became a member of the Corporate Governance and Nominating Committee on June 9, 2016.
(11)

Mrs. Tierney was elected as a director of the Board on June 9, 2016 and was appointed a member of the HRCC effective on June 9, 2016. She was appointed Chair of the HRCC in replacement of Mr. Tousson effective February 15, 2017.

(12)

Mr. Toutant ceased to be a director of the Board on January 29, 2017 following his departure as President and Chief Executive Officer of the Company. Mr. Toutant did not attend 4 of the 10 Board meetings as these meetings were related exclusively to his departure.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of the Company, none of the proposed directors of the Company is, or within 10 years before the date hereof, has been:

(a)	a director, chief executive officer or chief financial officer of any company (including the Company) that
(i)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or

(ii)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer;

(b)

a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)

has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromises with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

To the knowledge of the Company, none of the proposed directors of the Company have been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

C.          Appointment of Auditor

At the Meeting, Shareholders will be asked to approve a resolution to appoint the auditor of the Company until the close of the next annual meeting of Shareholders or its successor is appointed, and to authorize the directors to fix its remuneration.

Ernst & Young LLP (“EY”) have served as the auditors of the Company since the Company’s fiscal year 2011. For the fiscal year ended January 28, 2017, in addition to retaining EY to report upon the annual consolidated financial statements of the Company, the Company also retained EY to provide various audit, audit-related, and non-audit services.

The aggregate fees billed by EY for the fiscal years ended January 28, 2017 and January 30, 2016 were as follows:

	January 28,	January 30,
	2017	2016
Description	($)	($)
Audit Fees(a)	369,000	315,000
Audit — Related Fees(b)	40,000	590,000
Tax Fees(c)	19,366	79,885
All Other Fees(d)	16,250	47,200
	444,616	1,032,085

Notes:

(a)

“Audit Fees” means the aggregate fees billed by the Company’s external auditor for professional services rendered for the annual audit of the Company’s consolidated financial statements and the quarterly reviews of the Company’s interim financial statements, consultation concerning financial reporting and accounting standards, and services provided in connection with statutory and regulatory filings or engagements. The fees for the annual audit of the Company’s consolidated financial statements include fees relating to EY’s audit of the effectiveness of the Company’s internal control over financial reporting.

(b)	“Audit-Related Fees” means the aggregate fees billed for services consisting mainly for the Company’s fiscal year 2016 of translation fees.
(c)

“Tax Fees” means the aggregate fees billed for professional services rendered by the Company’s external auditor for services consisted of tax compliance, including assistance with the preparation and review of tax returns, the preparation of annual transfer pricing studies and tax advisory services relating to domestic and international taxation.

(d)	“All Other Fees” means the aggregate fees billed for all other professional services rendered by EY other than the services reported under clauses (a), (b), (c) above and principally translation fees.

All fees paid and payable by the Company to EY in the fiscal year ended January 28, 2017 were pre-approved by the Audit Committee pursuant to the procedures and policies set forth in the Audit Committee’s written charter (the “Charter of the Audit Committee”).

The Board, upon advice of the Audit Committee, unanimously recommends that Shareholders vote IN FAVOUR of the appointment of EY as auditor of the Company, to hold office until the close of the next annual meeting of Shareholders or its successor is appointed, and authorizing the directors to fix its remuneration. The appointment of EY must be approved by a majority of the votes cast on the matter at the Meeting.

If you appoint Maurice Tousson or Joel Silver as your proxyholder, your Common Shares will be voted in accordance with your instructions in the form of proxy or voting instruction form or, if no such instructions are given, such proxyholders will vote IN FAVOUR of the appointment of EY as auditor of the Company, to hold office until the close of the next annual meeting of Shareholders or its successor is appointed, and authorizing the directors to fix its remuneration.

D.          Reduction in Stated Capital

At the Meeting, the Company’s Shareholders will be asked to consider and , if thought appropriate, approve, with or without variation, the Stated Capital Reduction Resolution, whereby the stated capital of the Company’s Shares will be reduced to 155,947 without any distribution to the Company’s Shareholders.

Approval of the Stated Capital Reduction Resolution will have no adverse impact on the Company’s Shareholders and will not change the outstanding share capital  in any way.

To be effective, the Stated Capital Reduction Resolution must be approved by not less than 66 2/3 of the votes cast by the Company’s Shareholders present in person or represented by proxy at the Meeting. The Stated Capital is being reduced to reflect the non-cash loss in prior years attributed to the accretion of preferred shares and the loss on embedded derivatives on those preferred shares that was added to the cost of the preferred shares. The additional costs were subsequently transferred to Share Capital when the preferred shares were converted into common shares prior to the initial  public offering of the Company.

If you appoint Maurice Tousson or Joel Silver as your proxyholder, your Common Shares will be voted in accordance with your instructions in the form of proxy or voting instruction form or, if no such instructions are given, such proxyholders will vote IN FAVOUR of the Stated Capital Reduction Resolution.

STATEMENT OF EXECUTIVE COMPENSATION

Report of the HRCC on the Compensation of Executive Officers

The responsibility for determining the principles for compensation of executives and other key employees of the Company rests with the Board. The HRCC is a standing committee of the Board whose purpose is to discharge the Board from its responsibilities with respect to the compensation of the Company’s executive officers and directors. The HRCC is comprised of the following five (5) directors, all of whom of whom are independent from the Company with the exception of Mrs. Di Raddo and Mr. Salvaggio:

•	Mrs. Tierney (Chair);
•	Mrs. Di Raddo;
•	Mr. McCreight;
•	Mr. Salvaggio; and
•	Mr. Tousson;

The written charter of the HRCC encompasses the following main components and is available for reference on the Company’s website at http://ir.davidstea.com.

•	Executive compensation policy;
•	Compensation oversight (benchmarking, trends, compensation governance);
•	Performance and compensation of the President and Chief Executive Officer;
•	Compensation of the executive officers and other executive leaders;
•	Compensation of the Board members;
•	Incentive compensation;
•	Succession plan;
•	Disclosure of compensation via the annual circular; and
•	Other responsibilities as per Board delegation from time to time.

The disclosure provided under this section of this Information Circular pertaining to these matters, is qualified in its entirety by reference to the full text thereof.

HRCC Members Qualifications and Skill

All members of the HRCC are qualified to sit on the committee and possess skills in human resources, succession planning and compensation which enable them to accomplish their duties with rigor and assertiveness. Their qualifications and skills were obtained among other things through their experience as follows :

•

Mrs. Di Raddo is the President of Le Chateau Inc. (TSX: CTU/A) and has been since 2000, where she also serves on the board of directors since 2001. Furthermore, she was the Chief Financial Officer of Le Chateau Inc. from 1996 to 2000.

•

Mr. McCreight is the President of URBN inc. and Chief Executive Officer of Anthropologie Group, a division of Urban Outfitters Inc., and has been since 2011. He previously served as President of Under Armour Inc. and Lands’ End Inc.

•

Mr. Salvaggio served as Chief Financial Officer of Les Distribution Regitan Ltd., a food wholesaler, from October 2012 to May 2014. From July 2005 to October 2012, he was a consultant at and owner of Lyceum Management Services Inc., a consulting firm focused on corporate turn-around and M&A.

•	Mrs. Tierney has served as Chief Executive Officer of specialty retailer Sur La Table, Inc. from August 2004 to 2008 and served as its Executive Vice Chairman from 2008 to 2011.
•	Mr. Tousson was the President & CEO of CDREM Group Inc., a Canada based chain of retail stores known as Centre du Rasoir or Personal Edge, from January 2000 to December 15, 2016.

Independent Compensation Consultants to the HRCC

The HRCC retained the services of PCI - Perrault Consulting (“PCI”) in 2014 to assist the committee with executive and other compensation matters. During the fiscal year ended January 28, 2017, PCI assisted the HRCC with a few mandates including the review of the compensation of Board members. Most of these mandates have required in camera discussion with the HRCC and its Chair, without the presence of management.

The table below presents the fees paid to PCI during the two most recent fiscal years:

		Executive Compensation	Other Mandates	Total Fees
Year	Consultant	($)	($)	($)
2016	PCI	3,396	—	3,396
	% of total fees	100%	—%	100%
2015	PCI	36,634	—	36,634
	% of total fees	100%	—%	100%

PCI confirmed the fees paid by DAVIDsTEA are not of such magnitude as to compromise its independence from the Company.

Compensation, Discussion and Analysis

The following relates to the compensation of the named executive officers for the fiscal year ending January 28, 2017. The “Named Executive Officers”, being the President and Chief Executive Officer of the Company (“CEO”), its Chief Financial Officer (“CFO”), and the three most highly compensated executive officers of the Company, including any of its subsidiaries, who each earned total compensation that exceed $150,000 for the fiscal year ended January 28, 2017, are:

•	Mr. Toutant, former President and CEO(1),
•	Mr. Borgen, Chief Financial Officer,
•	Mrs. Bullen, Chief Operating Officer and President of DAVIDsTEA (USA) Inc.(2),
•	Mr. Noonan III, Head of Global Real Estate and Store Development,
•	Mrs. Grisé, former Chief Merchandising and Marketing Officer(3).

Each year, the HRCC reviews and determines the compensation of the Named Executive Officers.

Notes:

(1)	Mr. Toutant ceased to be the President and CEO of the Company upon his departure effective January 29, 2017.
(2)

Mrs. Bullen was Managing Director, US from May 24, 2016 to April 12, 2017 on which date she was appointed Chief Operating Officer and President of DAVIDsTEA (USA) Inc. She also acted as Interim President and CEO from January 29, 2017 to March 20, 2017 following the departure of Mr. Sylvain Toutant.

(3)	Mrs. Grisé ceased to be the Chief Merchandise and Marketing Officer upon her departure effective January 19, 2017.

Compensation Philosophy and Overview of Components

The objectives of the compensation program are to attract, retain and motivate highly skilled executives, to reward them for their performance and contributions to the Company’s short- and long-term success, and to align the interests of our executive officers with those of the Shareholders. The compensation of each executive officer is determined based on a number of factors, including the executive officer’s qualifications and experience, role, responsibilities and contributions, as well as the market and our financial condition.

The compensation program includes incentive programs intended to align executive compensation with the Company’s performance, to motivate our executive officers to work toward the achievement of our short- and long-term corporate objectives, including strategic goals and increasing Shareholder value and, where appropriate, to reward superior performance. The named executive officers are also entitled to receive benefits and executive perquisites in accordance with the Company’s policies.

The compensation program aims at striking the right balance between fixed and variable compensation so as to keep the executives motivated to thrive in achieving the operating and financial goals, while promoting a prudent risk-taking culture.

Below are the main compensation components we use as well as the reasoning behind their utilization.

	Fixed Compensation Component			Variable Compensation Component
	Base Salary	Group Insurance Benefits	Perquisites	Annual Incentive Program	Long-Term Incentives
Objective and Basis	•Attract and retain qualified and competent executives •Provide base compensation that is competitive for each role	•Provide for the wellness of the executives •Protect executives and their families	•Limited executive perquisites to stimulate performance	•Drive Company performance where appropriate •Align executive compensation with Company performance •Reward superior performance

•Attract and retain executives through long-term vesting and potential wealth accumulation

•Drive long-term Shareholder returns, promote growth and sustainability

•Align executive compensation with Shareholder interests by making a significant portion of compensation variable

Positioning	•Target market median; adjusted for individual experience and competencies	•Target slightly below general market practices	•Target slightly below market	•Target market median for design/payouts depends on performance	•Opportunity commensurate with developing, high growth companies
Form and Timing	•Cash	•Health insurance •Group Insurance Program	•Employee product discount	•Cash	•Generally, (as determined annually by the HRCC): •Stock options (50%) with a 7‑year term, vesting between three and four years depending on the award. •Restricted stock units (50%) with a 3‑year term

The table below illustrates the proportion of each compensation component comprising the total direct compensation of the named executive officers at target level.

	Base	Target	Target Long-Term
	Salary	Bonus	Incentives
Name	(%)	(%)	(%)
Sylvain Toutant	36.4	27.3	36.4
Luis Borgen	55.6	22.2	22.2
Christine Bullen	60.6	18.2	21.2
Edmund Noonan III	60.6	18.2	21.2
Isabelle Grisé	60.6	18.2	21.2

Benchmarking

To ensure that its compensation programs are competitive, DAVIDsTEA conducts periodic benchmarking studies based on compensation data included in management proxy circulars and published surveys from known firms, with an objective that the target total direct compensation for the senior management team be positioned in line with the Company’s compensation philosophy and components detailed in the above section. The current compensation comparator group was developed from Canadian and American publicly-traded companies that either specialize in beverage and/or drinks, packaged foods or specialty retail outlets following analysis done by the Company’s independent compensation consultants. In choosing the companies, attention was also given to the size of revenues, EBITDA and market capitalization to ensure they were in a range comparable with DAVIDsTEA. Below is the list of the seventeen (17) organizations comprising the compensation comparator group:

US Food and Beverage Sector		US Specialty Retailers	Canada Food and Beverage Sector
Rocky Mountain Chocolate Factory Inc.	Inventure Foods	Vera Bradley Inc.	Andrew Peller Ltd
Crystal Rock Holding	LifeVantage Corporation	Francesca’s Holdings	Corby Spirit and Wine Ltd
Amplify Snack Brands	Craft Brew Alliance Inc.	Bebe Stores Inc.	Ten Peaks Coffee Company
Nature’s Sunshine Products	Coffee Holding		MTY Group
Jamba Inc.			The Second Cup

Compensation Risk Oversight

The Board of Directors and the HRCC are very mindful of risks associated with the Company’s compensation policies and practices and take into account their implications when making compensation decisions. At this time, there have been no risks identified that are likely to have material adverse effects on the Company, its operations or finances.

In order to limit the chances of creating compensation policies that would encourage named executive officers to take excessive or inappropriate risks, the Board and the HRCC have adopted a number of practices and policies designed to safeguard the Company’s and its Shareholders’ interests.

The Use of an Independent Compensation Consultant

By having a consultant that is exclusively dedicated to the Board and the HRCC, the Company ensures that their decisions are validated by an independent whose mission is to guard the Company against compensation policies and practices that would encourage excessive risk-taking.

The Balance between Fixed and Variable Compensation

While it feels it is important to link a significant portion of the Named Executive Officers’ total direct compensation with the Company’s share price and financial results, we are also mindful that it doesn’t become an incentive to take excessive risk for them to be earned. As such, it is ensured that the fixed portion of compensation also represents a sufficient portion of the Named Executive Officers’ compensation program. The Company has also approved for fiscal 2016 a cap on the maximum amount payable under the annual incentive program at two times target level, which limits the upside from the plan at a reasonable level to motivate the executives, while remaining within the Company’s risk appetite framework.

The Choice of Performance Measures

The Company has made the conscious choice of using the same performance measures and objectives for all of the Named Executive Officers, which promotes a culture of collaboration and prioritizes efforts to achieve the desired results, while reducing the risks of an individual taking excessive risks for personal benefit. Using budgeted adjusted EBITDA as a performance criterion ensures that it is well known to the Shareholders, investors and employees what the Company’s management will be evaluated on and the related formulae. The Company also feels that adjusted EBITDA is a significant measure of the Company’s growth and is well understood by both employees and Shareholders and therefore represents a logical choice of performance measure for the annual incentive program.

The Executive Share Ownership Policy

Any nominee for election as a director at a Shareholders’ meeting for whom the number of votes withheld exceeds the number of votes in favour will be deemed not to have received the support of Shareholders and will immediately tender his or her resignation to the Board of Directors following the meeting. The Corporate Governance and Nominating Committee and the HRCC will consider the resignation and whether or not it should be accepted and will make a recommendation to the Board. The Board will then determine whether or not to accept the resignation within ninety (90) days following the applicable Shareholders’ meeting. Any director who will tender his or her resignation pursuant to this policy will not participate in the deliberations of the committee or the Board regarding the resignation. Save in exceptional circumstances, the resignation will be accepted by the Board. The resignation will be effective when accepted by the Board. This policy will only apply to uncontested elections, meaning elections where the number of nominees for director is equal to the number of directors to be elected as determined by the Board.

The Insider Trading Policy

The Company has adopted an insider trading policy that regulates the equity transactions of all of the employees but most notably of directors and officers. In addition to being only authorized to trade the Company’s securities during insider trading windows (which open the second full day after financial results are released each quarter to permit market adjustments), all of their transactions, must be pre-approved and cleared by the Corporate Secretary so as to avoid even the appearance of trading based on non-public information.

The Insider Trading Policy permits insiders from time to time to establish an automatic securities disposition plan (“ASDP”), pursuant to which an insider may sell securities of the Company through a third party plan administrator based on a set of pre-arranged instructions or to trade securities pursuant to a pre-arranged trading plan that complies with Rule 10b5‑1 under the United States Securities Exchange Act of 1934 (“10b5‑1 Plan”). ASDPs and 10b5‑1 Plans are designed to provide insiders who may, from time to time, possess material non-public information with the ability to buy or sell securities while availing themselves of an exemption from insider trading prohibitions and liability under the Securities Act (Québec) and U.S. securities laws. Any ASDP or 10b5‑1 Plan adopted by an insider of the Company must comply with all applicable Canadian or U.S. securities laws and regulations, and such other terms as set out in the Company’s policy as it may be amended from time to time. When an insider establishes an ASDP or 10b5‑1 Plan, he or she must represent to the Company that he or she is not in possession of any material non-public information and is not attempting to evade applicable securities laws.

On December 18, 2015, Mr. Luis Borgen entered into a 10b5‑1 Plan to sell Shares acquired through the exercise of stock options in compliance with the Insider Trading Policy of the Company. This Plan expired on July 22, 2016.

Hedging Prohibition

Hedging transactions can be accomplished through a variety of mechanisms including prepaid forward contracts, equity swaps and collars and other similar devices. Because hedging transactions permit the holder of the securities to continue to own them without the full risks and rewards of ownership, they can cause the interests us such person not to be aligned with the other Shareholders and therefore the employees, officers and director are prohibited from hedging any equity-based compensation or Company shares.

Elements of Compensation Program

The following presents in greater detail the Company’s compensation components and illustrates its application for the most recently completed financial year.

Base salaries

Base salaries of the Named Executive Officers are determined annually by the HRCC. When determining base salary each year, the HRCC takes the following factors into account: each executive’s experience and individual performance, the Company’s performance as a whole, cost of living adjustments and other industry conditions, but does not assign any specific weighting to any factor. As a guideline, the salary component of the compensation program aims to be positioned at the median of the comparator group.

For the fiscal year ended January 28, 2017, the HRCC approved base salary increases varying from 0% to 12% for the Named Executive Officers, for an average increase of 3.4%.

	Salary(1) as at	Increase during
	January 28, 2017	last fiscal year
Name	($)	(%)	Currency
Sylvain Toutant	392.000	1.8	CDN
Luis Borgen	355,000	1.4	USD
Christine Bullen	310,000	—	USD
Edmund Noonan III	258,000	2.0	USD
Isabelle Grisé	280,000	12.0	CDN

Notes:

(1)	Represents the officer’s base salary on an annual basis.

Short-Term Incentive plan

The annual incentive program is a cash bonus intended to compensate officers for achieving short-term corporate goals. It is also intended to reward the Named Executive Officers for both the overall performance of the Company and individual performance during the year. The Company believes that establishing cash bonus opportunities is an important factor in both attracting and retaining the services of qualified and highly skilled executives. As DAVIDsTEA is an organization still in its early stages, it is important for the Company to roll-out its strategy and reap the benefits of its growth. As such, the HRCC determined that the most meaningful measure of successful growth was Adjusted EBITDA and reviews annually the weight attributed to each financial objectives. Therefore, for fiscal 2016, the formula attributed 75% to corporate Adjusted EBITDA and 25% to other profit-based financial objectives. Notwithstanding the above formula, the HRCC may, in its sole discretion, adjust the calculated payment, as much as to cancel payment altogether, should it determine that the calculated payment requires adjustment.

For the fiscal year ended January 28, 2017, the Company did not meet the annual incentive program targets. As such, no payment was made to the Named Executive Officers under the Short-Term Incentive Plan.

(expressed as a percentage of base salary)

			Corporate
	Target	Maximum	Performance	Actual
	Bonus	Bonus	Factor	Payout
Name	(%)	(%)	(%)	(%)
Sylvain Toutant	75	150	—	—
Luis Borgen	40	80	—	—
Christine Bullen	30	60	—	—
Edmund Noonan III	30	60	—	—
Isabelle Grisé	30	60	—	—

Mid- and Long-Term Incentive Plans

In 2015, the Board and the shareholders of the Company adopted the 2015 Omnibus Equity Plan (the “2015 Omnibus Plan”) in connection with our IPO. Following its adoption by the Board on March 31, 2015, all equity and equity-based awards, including awards to the Named Executive Officers, are made under the 2015 Omnibus Plan.  Accordingly, the restricted stock unit and option awards made in Fiscal 2016 to executive officers were all made under the 2015 Omnibus

Plan. As our Common Shares are currently traded solely on the NASDAQ Global Market, the grant value and number of units awarded are determined based on the U.S dollar share price and are not subject to currency conversion.

Prior to the IPO, executive officers participated in the amended and restated equity incentive plan (the “Equity Plan”). Until March 31, 2015, the annual stock option grants were made under the Equity Plan. Since then, they are made under the 2015 Omnibus Plan.

The target award values for the Named Executive Officers are indicated in the table below. Actual fiscal 2016 awards can be found in the summary compensation table set out below. Under the 2015 Omnibus Plan, when calculating the number of stock options and/or restricted share units/performance share units granted based on the target award values, the Company does not convert for US-Canadian currency rates.

(expressed as a percentage of base salary)

	Target Value	Maximum Value
Name	(%)	(%)
Sylvain Toutant	100	150
Luis Borgen	40	60
Christine Bullen	35	50
Edmund Noonan III	35	50
Isabelle Grisé	35	50

Fiscal 2016 Stock Options

Stock option awards serve to align the interests of the Named Executive Officers with the interests of the Shareholders because no value is created unless the value of the Common Shares appreciates after the grant. Stock options also encourage retention through the use of time-based vesting, as vesting is generally subject to the executive’s continued employment. Stock options may also build share ownership among our Named Executive Officers if the executive retains the shares following exercise. Stock options are granted at an exercised price equal to the closing price of our Common Shares of the NASDAQ Global Market on the day of the grant. Stock options are generally granted with a seven-year term and vest in equal instalments over four years.

Fiscal 2016 Restricted Stock Units

Restricted stock units serve to align the interests of the Named Executive Officers with the interests of the Shareholders as their value is tied to the price of our Common Shares.  Restricted stock units with a multi-year vesting schedule also promote employee retention and, therefore, are a valuable tool in assisting the Company roll out its strategy in the longer term. The number of units granted is calculated by dividing the value of the award by the closing price of a Share of our common stock on the NASDAQ Global Market. Restricted stock units generally vest as to 25% of the units on the first and second anniversaries and 50% of the units on the third anniversary. Restricted stock units may be settled, at the HRCC’s discretion, in Shares of our common stock, cash or in a combination of Shares and cash.

Benefits

We provide modest benefits to the Named Executive Officers, which are limited to participation in the basic health and welfare plans. These benefits are available to all salaried employees of the Company.

Perquisites

All the Named Executive Officers are eligible to a discount on DAVIDsTEA products, which discount is offered to all of the regular employees. In addition, the Company pays annual professional association fees and provides life insurance to certain of our Named Executive Officers.

Retirement Plans

We do not maintain any qualified or non-qualified defined benefit plans or supplemental executive retirement plans that cover the Named Executive Officers. In addition, the executives do not participate in a defined contribution pension plan, a collective RRSP or a 401K in the United States, to which the Company contributes.

Compensation of the former President and Chief Executive Officer

On October 21, 2016, the Company announced that Mr. Sylvain Toutant would leave his position of President and Chief Executive Officer of the Company effective January 29, 2017. In connection with this departure, Mr. Toutant and the Company entered into a letter agreement dated October 20, 2016, describing the terms and conditions of his departure. Pursuant to this letter agreement, and in exchange for certain covenants from Mr. Toutant, including a release of claims, Mr. Toutant will continue to receive his salary for a period of 18 months following his departure as well as a cash performance bonus for the Company’s fiscal year 2016 at the level determined by the HRCC according to previously approved performance targets and to be paid in one payment. In addition, all of the unvested options held by Mr. Toutant accelerated effective January 29, 2017. The awards of options remain exercisable for a period of 180 days following the date of Mr. Toutant’s departure. The Company agreed to reimbursed out of pocket legal expenses up to CDN $ 10,000 incurred by Mr. Toutant  in connection with the letter agreement.

Compensation of the former Chief Merchandising and Marketing Officer

Effective January 19, 2017, Mrs. Isabelle Grisé ceased to work for the Company. In connection with her departure as the Chief Merchandising and Marketing Officer, the Company and Mrs. Grisé came to an agreement on the terms and conditions of her separation. Pursuant to this agreement, and in exchange for certain covenants from Mrs. Grisé, including a release of claims, Mrs. Grisé received a lump sum amount equal to seven and a half (7.5) months of her regular base salary plus twenty-five thousand dollars ($25,000), subject to reduction for all appropriate withholdings and deductions. All awards granted to Mrs. Grisé during her employment at the Company were treated in compliance with the Company’s 2015 Omnibus Plan, which is further detailed on page 21 of this Information Circular.

Summary Compensation Table

The following table illustrates the compensation paid to the Named Executive Officers for the last three completed fiscal years, as applicable. All compensation is disclosed in Canadian dollars. For employees who receive all or a portion of their compensation in U.S. dollars, unless otherwise indicated, an exchange rate of $1.3108 for 2016, $1.4074 for 2015 and $1.2716 for 2014 has been used to convert to Canadian dollars, which represents the exchange rate of the U.S. Federal Reserve Bank of New York at noon on the last day of each fiscal year, and which, in the Company’s opinion, is an appropriate reflection of exchange rates variation during the year.

					Non-equity incentive			.
					plan compensation
					($)
			Share-based	Option-based	Annual	Long-term	Pension		All other	Total
Name and principal		Salary(5)	Awards(6)	awards(7)	incentive	incentive	Value		compensation(9)	Compensation
position	Year	($)	($)	($)	plan(8)	plan	($)		($)	($)
Sylvain Toutant(1)	2016	392,000	321,094	321,125	—	—	—		—	1,034,219
President and Chief	2015	385,000	530,533	—	405,694	—	—		—	1,321,227
Executive Officer	2014	252,405	—	1,079,689	300,000	—	—		—	1,632,094
Luis Borgen	2016	465,334	104,728	104,689	—	—	—		—	674,751
Chief Financial Officer	2015	492,590	194,566	—	276,836	—	—		—	963,992
	2014	438,004	—	45,269	280,323	—	—		9,906	773,502
Christine Bullen(2)	2016	281,317	304,755	304,816	—	—	—		—	890,888
Chief Operating Officer and	—	—	—	—	—	—	—		—	—
President of DAVIDsTEA (USA) Inc.	—	—	—	—	—	—	—		—	—
Edmund Noonan III(3)	2016	338,186	67,619	67,665	—	—	—		—	473,470
Head of Global Real	2015	356,072	82,578	—	150,085	—	—		—	588,735
Estate and Store Development	2014	100,261	—	83,926	42,386	—	—		38,148	264,721
Isabelle Grisé(4)	2016	274,615	91,821	91,771	—	—	—		—	458,207
Chief Merchandising and	2015	96,154	74,400	—	43,906	—	—		—	214,460
Marketing Officer	2014	—	—	—	—	—	—		—	—

Notes:

(1)

Mr. Toutant joined the Company as President and Chief Executive Officer on June 2, 2014. Accordingly, the amounts reported in the table for 2014 reflect compensation earned by or paid to Mr. Toutant for such year from such date. Mr. Toutant ceased to act as the President and CEO of the Company effective January 29, 2017.

(2)

Mrs. Bullen joined the Company as Managing Director, US on May 24, 2016. Accordingly, the amounts reported in the table for 2016 reflect compensation earned by or paid to Mrs. Bullen for such year from such date. Mrs. Bullen was appointed Chief

Operating Officer and President of DAVIDsTEA (USA) Inc. effective April 12, 2017. She also acted as Interim President and CEO from January 29, 2017 to March 20, 2017 following the departure of Mr. Sylvain Toutant.

(3)

Mr. Noonan joined the Company as Head of Global Real Estate and Store Development on October 13, 2014. Accordingly, the amounts reported in the table for 2014 reflect compensation earned by or paid to Mr. Noonan for such year from such date.

(4)

Mrs. Grisé joined the Company as the Chief Merchandising and Marketing Officer on September 9, 2015, a position she occupied until her departure effective January 19, 2017. The amounts reported in the table for the Company’s fiscal year 2015 reflect compensation earned by or paid to Mrs. Grisé for such year from such date.

(5)

Mr. Borgen received a portion of his base salary and annual bonus in US dollars. His base salary in effect as of January 31, 2016 was US$355,000. Mr. Noonan is paid in U.S. dollars (his base salary in effect as of January 31, 2016 was US$258,000). Mrs. Christine Bullen is paid in U.S. dollars (her base salary in effect for the fiscal year ended January 28, 2017, was US$310,000).

(6)

Amounts shown reflect the aggregate grant date fair market value of time-vesting restricted stock units granted to all Named Executive Officers on April 15, 2016 (except for Mrs. Bullen whose grant was made on May 24, 2016, her start date), under the 2015 Omnibus Plan, excluding the effects of forfeitures on the Shares.

(7)

Amounts shown reflect the aggregate grant date fair value of time-vesting stock options, using a Black-Scholes option pricing model, and exclude the value of estimated forfeitures. Assumptions used in the calculation of these amounts are included below for grants received by the Named Executive Officers over the last three (3) fiscal years and have been adjusted to reflect the May 12, 2015 1for 1.6 stock split on the Shares. Prior to the IPO, the fair market value of stock options was determined by an independent third party. The stock option value used for accounting and financial statement purposes is equal to the above-disclosed compensation value.

	3/30/2016	1/14/2015	10/9/2014	7/25/2014	6/2/2014	8/12/2013	9/4/2012
Exercice price ($ CDN)	11.99 $USD	4.3	4.31	4.25	4.25	3.33	0.77
Term (years)	7.0	3.65	7.0	7.0	7.0	7.0	7.0
Dividend yield (%)	—	—	—	—	—	—	—
Risk-free interest rate (%)	1.23	1.15	1.52	1.52	1.52	2.03	1.44
Volatility (%)	29.8	30.6	39.0	39.0	39.0	45.0	45.0
Fair market value ($ CDN)	2.84 $USD	1.06	1.84	1.85	1.85	1.63	0.37

(8)	Represents the awards earned during the year under the Short-Term Annual Incentive Program.
(9)	The amounts shown represent signing bonuses that were made upon the hire of Mr. Noonan of US$30,000. Also included are Company-paid life insurance premiums for Messrs. Borgen and Noonan.

Incentive Plan Awards

Outstanding share-based awards and option-based awards

The following table sets forth information regarding outstanding awards held by the Named Executive Officers as of January 28, 2017.

	Option-based Awards				Share-based Awards
					Number
	Number of				of shares or
	securities			Value of	units of	Market or payout	Market or payout value
	underlying	Option		unexercised	shares that	value of share-based	of vested share-based
	unexercised	exercise	Option	in-the-money	have not	awards that have not	awards that have not
	options	price(1)	expiration	options(3)	vested	vested(4)	paid out or distributed
Name	(#)	(US$)	date(2)	(US$)	(#)	(US$)	(US$)
Sylvain Toutant	42,760	11.19	2017-07-27	—	—	—	450,591
	334,773	3.24	2017-07-27	1,141,576
	377,533			1,141,576
Luis Borgen	20,000	3.28	2022-01-14	67,400	27,780	184,737	45,752
	13,940	11.19	2023-04-15	─
	33,940			67,400
Christine Bullen	38,621	11.76	2023-05-24		19,770	131,471	—
Edmund Noonan III	40,000	3.29	2021-10-09	134,400	13,370	88,911	19,418
	9,010	11.19	2023-04-15	—	—	—	—
	49,010			134,400	—	—	—
Isabelle Grisé	5,250	12.99	2018-01-19	—	—	—	50,600
	—	11.19	2018-01-19	—
	5,250			—

Notes:

(1)

For option awards granted after the IPO, the exercise price is equal to the closing price on the NASDAQ on the day of the award. For option awards granted prior to the IPO, the exercise price was determined by the Board based on an independent third party valuation and was denominated in Canadian dollars. As the Shares are traded on the NASDAQ only, the exercise prices of the pre-IPO awards have been converted to USD based on U.S. Federal Reserve Bank of New York at noon on January 27, 2017, the last business day of this fiscal year, being $1.3108. The actual exchange rate in effect at the time of exercise for options granted with a Canadian dollar exercise price will be used to convert the option exercise price to US dollars.

(2)	All stock options have a seven-year term.
(3)

The aggregate value of unexercised in the-money options is equal to the difference between the exercise price of options that have not been exercised on January 28, 2017 and the closing price of the Shares on the NASDAQ on January 27, 2017, being the last business day of the fiscal year, which closing price was US$6.65 per Share. Actual gains, if any, on exercise, will depend on the value of the Shares on the date of exercise. There is no guarantee that gains will be realized. The market value is calculated by multiplying the closing market price of a Common Share on January 27, 2017 (US$6.65), being the last business day of the fiscal year, by the number of options that had not vested as of January 28, 2017.

(4)

The market value is calculated by multiplying the closing price of the Shares on the NASDAQ on January 27, 2017, being the last business day of the fiscal year, which closing price was US$6.65 per Share, by the number of restricted stock units that had not vested as of such date.

Value vested or earned during the year

The following table sets forth information regarding option-based awards and share-based awards that vested in the fiscal year ended January 28, 2017 for the Named Executive Officers.

			Non-equity incentive plan
	Option-based awards - Value	Share-based awards - Value	compensation - Value earned
	vested during the year(1)	vested during the year	during the year(3)
Name	(US$)	(US$)(2)	($)
Sylvain Toutant	1,806,341	548,121	—
Luis Borgen	236,550	83,317	—
Christine Bullen	—	—	—
Edmund Noonan III	93,400	35,361	—
Isabelle Grisé	—	62,642	—

Notes:

(1)

The value is calculated as if the stock options were exercised on the vesting date of each relevant grant. The value represents the difference between the option’s exercise price and the closing share price on the NASDAQ on the vesting date, multiplied by the number of shares underlying the options that vested. As the Shares are currently traded only on the NASDAQ in USD, the exercise prices of the pre-IPO awards have been converted to USD based on the noon buying rate of the U.S. Federal Reserve Bank of New York on January 27, 2017, the last trading day of this fiscal year, being $1.3108. For vesting dates prior to the IPO, the quarterly share valuation, as determined by our Board based on an independent third party valuation, was used. The actual value earned, if any, will be different and will be based on the closing price of the Shares on the actual date of exercise.

(2)

The value is calculated by multiplying the number of restricted stock units vested by the closing Share price on the NASDAQ on the vesting date. As the Shares are traded on the NASDAQ only, the total value of the share based awards is expressed in US dollars based on the actual exchange rate in effect at the time of vesting of the restricted stock units.

(3)	Represents the awards earned during the fiscal year ended January 28, 2017 under the Annual Short-Term Annual Incentive Program.

Additional Information on Equity and Incentive Plans

Amended and Restated Equity Incentive Plan

Our Equity Plan provides for the grant of stock options and restricted stock to our subsidiaries’ full and part-time employees, officers, directors, contractors and consultants. The HRCC has the authority to make recommendations to the Board regarding participants, the awards, the exercise price, the terms and conditions of the awards and the applicable vesting schedules.

Authorized Shares

Subject to adjustment, the maximum number of Common Shares that may have been delivered in satisfaction of awards under the Equity Plan is 3,040,000 Common Shares (see “Amendment and Termination” subsection below).

Termination of employment

With respect to vested stock options held by a participant at termination of employment or service due to the participant’s retirement, death, incapacity (as defined in the Equity Plan) or due to a termination by the Company without cause (as defined in the Equity Plan) (together, the employees or service providers terminating under these circumstances are referred to as “good leavers”), the participant’s right to exercise will expire on the earliest of (i) 180 days from the date of the participant’s death or incapacity, (ii) 90 days from the date of his or her retirement, or (iii) 30 days from the date of his or her termination of employment without cause (in each case not later than the date the stock option would otherwise expire according to its terms). The Company may elect, in lieu of delivering shares upon exercise of a stock option by a good leaver, to repurchase the stock option for an amount equal to the difference between the aggregate fair market value of the Common Shares underlying the option and the aggregate exercise price of the options. In addition, the Company may repurchase Common Shares held by good leavers, whether by reason of exercise of stock options or by the vesting of restricted shares for an amount equal to the fair market value of the Common Shares being repurchased. If a good leaver (other than by termination of employment by the Company without cause) does not exercise his or her vested stock options prior to the time the stock option expires, such stock options will be deemed to have been automatically exercised and we will set aside for pickup by the participant (or his beneficiary or legatee) the cash amount to which the participant is entitled to receive with respect to such stock options.

In general, in the event of a participant’s termination of employment or service by us for cause (as defined in the Equity Plan) or by any other participant who is not a good leaver (together, the participants terminated under these circumstances are referred to as “bad leavers”), then, upon such termination of employment, all awards then held by the participant, whether or not then vested or unvested, will immediately expire and be forfeited for no consideration. In addition, upon termination of employment by a bad leaver, the Board may elect to repurchase all or a portion of the Shares acquired pursuant to a stock option or the vesting of restricted stock at a per Common Share price equal to the lesser of the price paid for such Common Shares and the fair market value of such Common Shares.

Trigger events

Upon the occurrence of a trigger event (as defined in the Equity Plan, generally a liquidation or change of control), participants holding vested options or options that would vest upon the completion of the trigger event will have the right to exercise such options on a basis that allows the participants to tender the common shares delivered upon such exercise in the transaction and any options not so exercised will expire and be cancelled upon the completion of the trigger event. In its discretion, our Board may accelerate the vesting of all or any part of any outstanding stock options or restricted stock, subject to the participant’s agreement, in the case of stock options, to exercise such options and tender the Shares delivered upon such exercise in the transaction, and subject in each case to the completion of the trigger event. In the event of a trigger event in which the purchase price in the transaction will be paid in cash, in lieu of a participant exercising his or her vested options prior to the trigger event, the participant may require us to purchase his or her options for a purchase price per Common Share equal to the purchase price per Common Share in the transaction times the number of Common Shares subject to the option, minus the aggregate exercise price for such Common Shares, subject to the completion of the trigger event.

Amendment and Termination

The Board of Directors may amend, suspend or terminate the Equity Plan at any time, except that, in general, the amendment, suspension or termination of the plan may not diminish the rights of any participant under any award granted to such participant, unless an amendment is necessary to comply with any applicable regulations or stock exchange listing requirements.

Following the adoption of the 2015 Omnibus Plan by the Board of Directors in March 2015, all equity-based awards are granted under the 2015 Omnibus Plan described below. As such, The Company no longer issues options under the Equity Plan.

2015 Omnibus Equity Incentive Plan

Eligibility

Our key employees and non-employee directors on the Board of Directors who, in the opinion of the HRCC, have the capacity to contribute to the Company and its affiliates’ success are eligible to participate in the 2015 Omnibus Plan.

Authorized Shares

Subject to adjustment, as described below, the maximum number of Common Shares that are available for issuance under the 2015 Omnibus Plan is 1,440,000 Shares all of which may be delivered in satisfaction of incentive stock options, or ISOs, awarded under the 2015 Omnibus Plan. Common Shares issued under the 2015 Omnibus Plan may be shares held in treasury or authorized but unissued Shares of the Company not reserved for any other purpose.

Common Shares subject to an award that for any reason expires without having been exercised, is cancelled, forfeited or terminated or otherwise is settled without the issuance of Shares will again be available for grant under the 2015 Omnibus Plan. The grant of a tandem award of a stock option and a stock appreciation right (“SAR”), will reduce the number of Common Shares available for awards under the 2015 Omnibus Plan by the number of Shares subject to the related stock option (and not as to both awards). To the extent consistent with applicable legal requirements (including applicable stock exchange requirements), Common Shares issued under awards of an acquired Company that are converted, replaced or adjusted in connection with the acquisition will not reduce the number of Shares available for awards under the 2015 Omnibus Plan.

Types of Awards

The 2015 Omnibus Plan provides for awards of stock options, SARs, restricted stock, unrestricted stock, stock units (including restricted stock units), performance awards, deferred share units, elective deferred share units and other awards convertible into or otherwise based on the Common Shares. Eligibility for stock options intended to be ISOs is limited to employees. Dividend equivalents may also be provided in connection with an award under the 2015 Omnibus Plan. However, it should be noted that only restricted stock units and stock options have been granted as of April 11, 2017 under the 2015 Omnibus Plan.

Individual Limits

The maximum aggregate number of Common Shares subject to all awards under the 2015 Omnibus Plan (including stock options, SARs, restricted stock, unrestricted stock, restricted stock units, performance awards, deferred share units, elective deferred share units and any other award under the 2015 Omnibus Plan) that may be granted to any participant in the 2015 Omnibus Plan in any calendar year is 200,000.

A participant who is a non-employee member of the Board of Directors, in any calendar year, may not receive awards with respect to the greater of an aggregate of 75,000 Common Shares or $500,000 in aggregate grant date fair value. In addition, the aggregate number of Common Shares issuable under outstanding awards to non-employee directors, at any time, may not exceed 1% of Common Shares that are issued and outstanding. These limitations, however, will not apply to any award or Common Shares granted pursuant to a non-employee director’s election to receive Common Shares in lieu of cash fees.

Non-transferability of Awards

Awards under the 2015 Omnibus Plan may not be sold, assigned, transferred, pledged or otherwise encumbered other than by the laws of succession or descent and distribution or, in the case of awards other than ISOs, to a permitted assign (within the meaning of the National Instrument 45‑106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators).

Recovery of Compensation

The HRCC may cancel, rescind, withhold or otherwise limit or restrict any award at any time under the 2015 Omnibus Plan if the participant is not in compliance with the provisions of the 2015 Omnibus Plan or any award thereunder or if the participant breaches any agreement with the Company with respect to non-competition, non-solicitation or confidentiality. The HRCC also may recover any award or payments or gain in respect of any award under the 2015 Omnibus Plan in accordance with any applicable Company recoupment policy or as otherwise required by applicable law or applicable stock exchange listing standards.

Certain Adjustments

In the event of an extraordinary dividend, stock dividend, stock split or share combination (including a reverse stock split) or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Common Shares, the Board of Directors will make adjustments as it determines in its sole discretion to the number and kind of shares available for issuance under the 2015 Omnibus Plan, the maximum number of shares that may be issued upon the exercise of ISOs, the annual per-participant share limits, the number, class, exercise price (or base value), performance objectives applicable to outstanding awards and any other terms of outstanding awards affected by such transaction. The HRCC may also make adjustments of the type described in the preceding sentence to take into account distributions and events other than those listed above if it determines that adjustments are appropriate to avoid distortion in the operation of the 2015 Omnibus Plan.

Term

The 2015 Omnibus Plan became effective on March 31, 2015 when it was adopted by the Board and will terminate on the tenth anniversary of such date, unless terminated earlier by the Board of Directors.

Amendment; Termination

The HRCC may amend the 2015 Omnibus Plan or outstanding awards, or terminate the 2015 Omnibus Plan as to future grants of awards, except that the HRCC will not be able to alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent (unless expressly provided in the 2015 Omnibus Plan or the right to alter the terms of an award was expressly reserved by the HRCC at the time the award was granted). Shareholder approval will be required for any amendment to the 2015 Omnibus Plan that increases the number of Common Shares available for issuance under the 2015 Omnibus Plan or the individual award limitations specified in the 2015 Omnibus Plan (except with respect to certain adjustments described above), modifies the class of persons eligible for participation in the 2015 Omnibus Plan, allows options to be issued with an exercise price below fair market value on the date of grant, extends the term of any award granted under the 2015 Omnibus Plan beyond its original expiration date, permits an award to be exercisable beyond 10 years from its grant date (except where an expiration date would have fallen within a blackout period of the Company), permits awards to be transferred other than for normal estate settlement purposes, or deletes or reduces the range of amendments which require approval of the holders of voting shares of the Company, or to the extent required by law.

Share reserve status

The table below illustrates the status of the Shares reserved for issuance under the Company’s equity-based incentive plans.

		Securities to be issued	Weighted average
		upon exercise of	exercise price of		Securities available for
		outstanding options,	outstanding options		future issuance under
		warrants and rights(2)	warrants and rights(3)(4)		equity compensation plans
Plan Category	Plan Name	(#)	($)		(#)
Equity compensation plans approved by Shareholders	Amended and Restated Equity Incentive Plan(1)	769,404	2.81	USD(5)	—
	2015 Omnibus Equity Incentive Plan	410,176	11.27	USD	1,023,975

Equity compensation plans not approved by Shareholders	—	—	—		—

Notes:

(1)

As of the adoption of the 2015 Omnibus Plan in connection with the IPO, no awards have been or will be made under the Equity Plan. Outstanding options previously granted under the Equity Plan remain subject to the terms of the Equity Plan. Awards granted under this plan were made in Canadian dollars, as determined by the Board based on an independent third party valuation.

(2)	Reflects outstanding stock options and restricted stock units.
(3)	Restricted stock units have no exercise price and, therefore, the weighted average exercise price does not take these awards into account.
(4)	For stock options granted prior to the IPO, the awards were made in Canadian dollars while awards made after the IPO were made in USD.
(5)

As the Shares are traded on the NASDAQ only, the weighted average price has been converted to USD based on U.S. Federal Reserve Bank of New York at noon on January 27, 2017, the last business day of this fiscal year, being $1.3108.

Performance Graph

The stock performance graph below compares cumulative total return on Company Common Shares to the cumulative total return of the NASDAQ Composite Index, S&P 500 Index and S&P 500 Consumer Discretionary Sector Index from

June 5, 2015 through January 28, 2017. The graph assumes an initial investment of $100 in Company and the NASDAQ Composite Index, S&P 500 Index and S&P 500 Consumer Discretionary Sector Index as of June 5, 2015. The performance shown on the graph below is not intended to forecast or be indicative of possible future performance of our Common Shares.

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100
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60
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2015-06-05
2015-07-05
2015-08-05
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2015-10-05
2015-11-05
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2016-01-05
2016-02-05
2016-03-05
2016-04-05
2016-05-05
2016-06-05
2016-07-05
2016-08-05
2016-09-05
2016-10-05
2016-11-05
2016-12-05
2017-01-05
DAVIDsTEA, Inc.
NASDAQ Composite Index
S&P 500
S&P 500 / Consumer Discretionary -SEC

Termination and change in control benefits

The Named Executive Officers would be entitled to the following payments and benefits in the event of termination of the executive’s employment pursuant to the employment agreement between the executive and the Company. The actual departure arrangements for Mr. Toutant and Mrs. Grisé are discussed on p. 24 of this Information Circular.

Mr. Luis Borgen

On December 7, 2016, the Company entered into an agreement which modified, in part, Mr. Luis Borgen existing equity and employment agreements with the Company.  The agreement provides for a term of employment until July 31, 2017, at which point (or earlier if he is terminated without cause or if he leaves the Company for good reason, as such terms are defined in the employment agreements)  Mr. Borgen will be entitled to receive the severance benefits under his existing employment agreements, as described below, as well as acceleration of his options and restricted stock units.  Additionally, on April 18, 2017, Mr. Borgen will receive a new equity grant comprised of a number of restricted stock units equal to US$88,750 divided by the closing price of a Common Share of the Company on the date of the grant and options to purchase a number of Common Shares equal to US$88,750 divided by the closing price of a Common Share of the Company on the date of the grant. In the event Mr. Borgen’s employment terminates following July 31, 2017, all of the unvested awards will become fully vested as of the termination date. In the event a change of control were to occur prior to April 18, 2017, Mr. Borgen would receive cash in lieu of these equity awards. Under the amended and restated employment agreement entered into in March 2015 with Mr. Borgen, if Mr. Borgen’s employment is terminated by the Company without cause or by him for good reason (as each term is defined in the employment agreement), he will be entitled to continued payment of his base salary for a period of 12 months following such termination, payment of premiums under the Consolidated Omnibus Budget Reconciliation Act (COBRA) for 12 months, an amount equal to the average annual cash bonus paid to him for the two years preceding such termination and a pro rata portion of his target annual cash bonus for the year in which the termination occurs. The value of such salary continuance was estimated at US$561,885 had termination of employment happened on January 28, 2017. If such termination occurs within 18 months following a change in control of the Company, the severance payments described in the preceding sentence will be paid in a single lump sum within 75 days following the termination of employment instead of in installments and all outstanding equity awards then held by Mr. Borgen will become fully vested, and exercisable or payable, as the case may be (an additional value of US$252,137 calculated using the closing price of a Common Share of the Company on the NASDAQ of US$6.65 as of January 28, 2017).

If Mr. Borgen’s employment is terminated by the Company for cause or by Mr. Borgen without good reason (as each term is defined in the employment agreement), Mr. Borgen will be entitled to receive earned but unpaid base salary, any earned but unpaid annual bonus for the year preceding the year in which such termination occurs, unreimbursed business expenses, and an amount payable for unused vacation days (together, the “Unpaid Base Compensation”).

The Company’s obligation to provide Mr. Borgen with any severance payments or other benefits under his employment agreement other than his unpaid base compensation is conditioned iupon Mr. Borgen signing a release of claims in favor of the Company and his continued compliance with covenants relating to confidentiality, assignment of inventions, non-solicitation and non-competition.

Mr. Edmund Noonan III

In September 2014, the Company entered into an employment agreement with Mr. Noonan, the Head of Global Real Estate and Store Development of the Company. Pursuant to his employment agreement, if Mr. Noonan’s employment is terminated by the Company without cause, he will be entitled to a severance equivalent to six (6) months of base salary and a pro rata portion of his annual cash bonus for the year in which the termination occurs paid at expected actual payout level. The value of such salary continuance was estimated at US$126,500 had termination of employment happened on January 28, 2017. There is no specific change in control provision agreed upon between the Company and Mr. Noonan in his employment agreement.

Mrs. Christine Bullen.

In May 2016, the Company entered into an employment agreement with Mrs. Bullen, then Managing Director, USA. Pursuant to her employment agreement, if Mrs. Bullen’s employment is terminated by the Company without cause, she will be entitled to a severance payment equal to six (6) months of base salary, an amount equal to fifty percent (50%) of the average annual cash performance bonus paid to her for the two years immediately preceding the date of such termination of employment, and a pro rata portion of her annual cash bonus for the year in which the termination occurs paid at expected actual payout level. The value of such salary continuance was estimated at US$155,000 had termination of employment happened on January 28, 2017. If such termination occurs within 18 months following a change in control of the Company, the severance payments described in the preceding sentence will be paid in a single lump sum within 75 days following the termination of employment instead of in installments and all outstanding equity awards then held by Mrs. Bullen will become fully vested, and exercisable or payable, as the case may be (an additional value of US$131,470 calculated using the closing Share price on the NASDAQ of US$6.65 as of January 28, 2017).

Voluntary Resignation

Unvested options granted under the Equity Incentive Plan will be forfeited upon a termination of employment due to a voluntary resignation and vested options will remain exercisable for a period of 30 days following such termination. Under the 2015 Omnibus Plan, vested options will remain exercisable until the earlier of the one-year anniversary of the termination of employment or the award’s normal expiration date.  Unvested awards under the 2015 Omnibus Plan will be forfeited at the time of such termination.

Termination for Cause

Vested and unvested awards under both the Equity Incentive Plan and the 2015 Omnibus Plan will be forfeited immediately at the time of a  termination of employment for cause.

Termination Due to Death

Unvested options granted under the Equity Incentive Plan will be forfeited upon death while vested options will remain exercisable by the estate for a period of 180 days following death. Under the 2015 Omnibus Plan, upon death, all time-based awards will immediately vest and performance awards will vest at the target level of performance. Options will remain exercisable until the earlier of the one-year anniversary of the executive’s death or the award’s normal expiration date.

Termination Due to Disability

Unvested options granted under the Equity Incentive Plan will be forfeited upon termination of employment due to disability while vested options will remain exercisable for a period of 180 days following termination. Under the 2015 Omnibus Plan, upon a termination of employment due to disability, all time-based awards will immediately vest and performance awards will remain eligible to vest, to the extent the applicable performance goals are achieved. Options will remain exercisable until the earlier of the one-year anniversary of the participant’s termination of employment due to disability or the award’s normal expiration date.

Retirement

Unvested options granted under the Equity Incentive Plan will forfeit upon retirement while vested options will remain exercisable for a period of 90 days.  Under the 2015 Omnibus Plan, upon a termination of employment due to retirement, all time-based awards will vest pro rata based on the number of days in the normal vesting schedule that have elapsed from the grant date to the date of retirement and performance awards will remain eligible to vest, to the extent the applicable performance goals are chieved, pro rata based on the number of days in the performance period that have elapsed from the beginning of the performance period to the date of retirement. Vested options will remain exercisable until the earlier of the fifth anniversary of the date of retirement or until the award’s normal expiration date. For purposes of the 2015 Omnibus Plan, retirement is defined as 65 years of age and 55 years of age with 10 years of service or more.

Involuntary Termination

Unvested options granted under the Equity Incentive Plan will be forfeited upon an involuntary termination of employment by the Company while vested options will remain exercisable for a period of 30 days.  Under the 2015 Omnibus Plan, upon an involuntary termination of employment by the Company, options will be forfeited to the extent then unvested and vested options will remain exercisable until the earlier of the one-year anniversary of the participant’s termination of service or the award’s normal expiration date. RSUs and performance awards will be deemed vested pro rata based on the number of days in a specified period (i.e. the period from the date of grant to the third anniversary of the grant date) that have elapsed from the date of grant to the six-month anniversary of the date of the termination of employment, with the vesting of performance awards to be subject to performance assessed as of the date of such termination of employment.

Change in Control

Under the Equity Incentive Plan, upon the occurrence of a trigger event (as defined in the Equity Plan, generally a liquidation or change of control), participants holding vested options or options that would vest upon the completion of the trigger event will have the right to exercise such options on a basis that allows the participants to tender the Common Shares delivered upon such exercise in the transaction and any options not so exercised will expire and be cancelled upon the completion of the trigger event. In the event of a trigger event in which the purchase price in the transaction will be paid in cash, in lieu of a participant exercising his or her vested options prior to the trigger event, the participant may require the Company to purchase his or her options for a purchase price per Common Share equal to the purchase price per common share in the transaction times the number of Common Shares subject to the option, minus the aggregate exercise price for such Common Shares, subject to the completion of the trigger event.

Under the 2015 Omnibus Plan, upon a termination by the Company other than for cause within 12 months following a change in control, to the extent granted prior to the time of the change in control and then outstanding, all time-based awards will vest and performance awards will best at the target level of performance. Options will remain exercisable until the earlier of the one-year anniversary of the participant’s termination of employement or service due to disability or the award’s normal expiration date.

Excecutive Officers Ownership Policy

Executive Officers

In order to better align the interest of executive officers with those of Shareholders and demonstrate that NEOs are financially committed to the Company through personal equity ownership, the CEO is required to own a number of shares having a total market value of at least two times his/her annual base salary; the CFO is required to own a total market value of at least 1.5 times his/her annual base salary; and all other executives, including Named Executive

Officers, shall own a total market value of at least one time the executive’s annual base salary. Each executive is required to comply with this policy within five years following his or her appointment as an executive officer of the Company or by February 15, 2022. The guidelines also prohibit Named Executive Officers from entering into any transaction that would operate as a hedge against such officer’s ownership disposition.

DIRECTOR COMPENSATION

Compensation of Directors

In connection with the Company’s listing on the NASDAQ, the Board adopted a non-employee director compensation policy. On February 15, 2017, the Board approved amendments to come into effect on June 8, 2017. The policy is designed to enable the Company to attract and retain highly qualified non-employee directors. Under the policy effective on January 28, 2017, all non-employee directors received the cash and equity compensation set forth below.

Board Chair
Annual retainer	$100,000
Annual target equity grant value	US$85,000
Board member
Annual retainer	$50,000
Annual target equity grant value	US$85,000
Board meeting fees	$1,000 ($500 for teleconference) payable only after the fourth Board meeting in a year
Audit Committee Chair
Additional annual retainer	$15,000 minimum
Audit Committee meeting fees	$1,000 ($500 for teleconference)

Human Resources and Compensation Committee Chair
Additional annual retainer	$10,000 minimum
Human Resources and Compensation Committee meeting fees	$1,000 ($500 for teleconference)
Corporate Governance and Nominating Committee meeting fees	$1,000 ($500 for teleconference)

Under our non-employee director compensation policy effective on January 28, 2017, annual retainers and meeting fees are paid in quarterly cash payments. Equity grants generally will be made in the form of restricted stock units or deferred share units granted under the 2015 Omnibus Plan and will generally vest in full on the first anniversary of the grant date. Equity awards under the non-employee director compensation policy will be made at a date following the Company’s general meeting of Shareholders.

Director Share Ownership Policy

Directors

In order to better align the interest of directors with those of Shareholders, each non-executive director is required to accumulate at least three times the value of his or her annual cash retainer in Common Shares, unexercised vested options or vested RSUs, within five (5) years following such director’s election or appointment to the Board of Directors or by February 15, 2022. Each non-executive director is be required to continue to hold such minimum value in Common Shares, unexercised vested options and/or RSUs, throughout the remainder of his or her tenure as director. Directors are prohibited from entering into any transaction that would operate as a hedge against such director’s ownership disposition.

The following table sets forth information concerning the compensation earned by our non-employee directors during the fiscal year ending January 28, 2017. Mr. Toutant received no additional compensation for services as director and, consequently, is not included in this table. The compensation received by Mr. Toutant as our CEO for such fiscal year can be found in the Summary Compensation Table of the Compensation Discussion and Analysis.

Director Compensation Table

The following table sets forth information concerning all amounts of compensation provided to the directors of the Company who are not members of the management of the Company for the fiscal year ended January 28, 2017.

					Non-equity
			Share-	Option-	incentive
	Fees		based	based	compensation	Pension	All other
	Earned(12)		awards	awards	plan	value	compensation(13)	Total
Name	($)		($)	($)	($)	($)	($)	($)
Maurice Tousson(1)	93,584		334,254	—	—	—	—	427,837
Emilia Di Raddo(2)	41,500		111,418	—	—	—	—	152,918
Tom Folliard(3)	38,038	USD	85,000	—	—	—	—	123,038	US
Bruce Guerriero(4)	24,438			—	—	—	14,000	38,438
Michael J. Mardy(5)	20,854	USD	85,000					105,854	US
David W. McCreight	34,513	USD	85,000	—	—	—	—	119,513	US
Pierre Michaud(6)	39,333		—	—	—	—	—	39,333
Lorenzo Salvaggio(7)	44,000		111,418	—	—	—	—	155,418
Guy Savard(8)	19,125		—	—	—	—	—	19,125
Herschel Segal(9)	44,000		111,418	—	—	—	—	155,418
Sarah Segal(10)	40,500		111,418	—	—	—	—	151,418
Kathleen C. Tierney(11)	16,762	USD	85,000					101,762	US

Notes:

(1)

Mr. Tousson was elected as a director of the Board on June 9, 2016 and was then appointed Chairman and Chair of the HRCC and a member of the Audit committee, effective June 9, 2016. Mr. Tousson ceased to be the Chair of the HRCC effective February 15, 2017 and was replaced as such by Mrs. Kathleen C. Tierney. Mr. Tousson remains a member of the HRCC. The compensation and share-based awards for Mr. Tousson include special fees and equity grants approved by the Board in acknowledgment of Mr. Tousson’s additional responsibilities in his role as Chairman of the Board, mainly with regards to the transition period related to the departure of Mr. Toutant and the appointment of the new President and CEO.

(2)	Mrs. Di Raddo ceased to be a member of the Audit Committee effective April 5, 2016 and became a member of the HRCC effective June 9, 2016.
(3)	Mr. Folliard ceased to be a member of the HRCC effective June 9, 2016 and became the Chair and a member of the Corporate Governance and Nominating Committee on the same date.
(4)

Mr. Guerriero did not stand for reelection and, as such, he ceased to be a director and the Chair of the Audit Committee effective June 9, 2016, following the election of the new Board members at the annual general meeting of Shareholders held on such date.

(5)

Mr. Mardy was elected as a director of the Board on June 9, 2016 and was appointed Chair of the Audit Committee and a member of the Corporate Governance and Nominating Committee effective June 9, 2016.

(6)

Mr. Michaud did not stand for reelection and, as such, he ceased to be a director and the Chairman of the Board effective June 9, 2016, following the election of the new Board members at the annual general meeting of Shareholders held on such date.

(7)	Mr. Salvaggio became a member of the HRCC on June 9, 2016.
(8)

Mr. Savard did not stand for reelection and, as such, he ceased to be a director and a member of the Audit Committee effective June 9, 2016, following the election of the new Board members at the annual general meeting of Shareholders held on such date.

(9)	Mr. Segal ceased to be a member of the HRCC on June 9, 2016 and became a member of the Corporate Governance and Nominating Committee on such date.
(10)	Ms. Segal became a member of the Corporate Governance and Nominating Committee on June 9, 2016.
(11)

Mrs. Tierney was elected as a director of the Board on June 9, 2016 and was appointed a member of the HRCC effective on June 9, 2016. She was appointed Chair of the HRCC, in replacement of Mr. Tousson, effective February 15, 2017.

(12)	Directors fees were paid in cash.
(13)	Amount shown represents director education training fees reimbursed to Mr. Guerriero.

The directors are reimbursed by the Company for the reasonable costs and expenses incurred in connection with attending meetings of the Board of Directors and its committees including, to the extent applicable, the cost of travel on commercial or leased aircraft.

Outstanding option-based awards for directors

In fiscal years prior to the Company’s fiscal year 2016, some of the Company’s directors were granted options to buy Common Shares in exchange for their service on the Board of Directors. As of the end of the fiscal year ended January 28, 2017, these options are still outstanding and presented in the table below.

Option-based Awards(1)
Number of
	securities			Value of
	underlying	Option		unexercised
	unexercised	exercise	Option	in-the-money
	options	price(2)	expiration	options(4)
Name	(#)	($)	date(3)	(US$)
Emilia Di Raddo	48,635	3.33	03/03/2021	199,890
Tom Folliard	48,635	3.33	03/03/2021	199,890
David W. McCreight	49,761	4.31	02/12/2021	167,197
Pierre Michaud(5)	—	—	—	—
Guy Savard(5)	—	—	—	—

Notes:

(1)	Mmes. Tierney and Segal as well as Messrs.Mardy, Salvaggio, Segal and Tousson have not been granted stock options and, therefore, are not represented in this table.
(2)	The exercise price is denominated in Canadian dollars as the options were awarded prior to the IPO. Upon exercise of the options, the exercise price will be converted to USD.
(3)	All stock options have a seven-year (7) term and generally vest in 36 monthly instalments.
(4)

The aggregate dollar value of the in the-money unexercised options is the positive difference between the exercise price and the closing price of the Shares on the NASDAQ on January 27, 2017, the last business day of the fiscal year, which closing price was US$6.65 per Share. Actual gains, if any, on exercise day will depend on the value of the Shares on the date of exercise. There is no guarantee that gains will be realized.

(5)	Messrs. Michaud and Savard ceased to be directors of the Company on June 9, 2016 and, therefore, no options remain outstanding.

1.1.Value vested or earned during the year for directors

The following table sets forth information regarding option-based awards and share-based awards that vested in the fiscal year ended January 28, 2017 for our directors.

	Option-based awards - Value	Share-based awards – Value
	vested during the year(1)(2)	vested during the year	Non-equity incentive plan
Name	(US$)	(US$)	compensation - Value
Emilia Di Raddo	140,754	—	—
Tom Folliard	140,754	—	—
David W. McCreight	131,633	—	—
Pierre Michaud	116,612	—	—
Guy Savard	278,295	—	—

Notes:

(1)

Mmes. Tierney and Segal as well as Messrs.Mardy, Salvaggio, Segal and Tousson are not represented in this table as they have not been granted stock options and the share based awards granted to them and the other board members have not yet vested. Mr. Guerriero was not granted any options during his tenure on the Board and therefore he is not represented either.

(2)

The value is calculated as if the stock options were exercised on the vesting date of each relevant grant. The value represents the difference between the option’s exercise price and the closing share price on the NASDAQ on the vesting date, multiplied by the number of Shares underlying the options that vested. As the Shares are traded only on the NASDAQ in US dollars, the exercise prices of the pre-IPO awards have been converted to USD based on the noon buying rate of the U.S. Federal Reserve Bank of New York on January 27, 2017, the last business day of this fiscal year, being $1.3108. For vesting dates prior to the IPO, the quarterly share valuation, as determined by our Board based on an independent third party valuation, was used. The actual value earned, if any, will be different and will be based on the closing price of the Shares on the actual date of exercise.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company subscribes to an insurance policy for the benefit of directors and officers of the Company against liability incurred by them in these capacities. The current annual policy limit per risk and per year is $15 million. In the event of a claim, the deductible amount is $1 million. The annual premium is $248,000.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

As of April 11, 2017, no executive officer, director, proposed nominee for election as a director or employee, former or present, of the Company was indebted to the Company including in respect of indebtedness to others where the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement provided by the Company.

MANAGEMENT CONTRACTS

Management functions of the Company and its subsidiaries are not, to any degree, performed by a person or persons other than the directors or executive officers of the Company or its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the Company’s knowledge, no material transaction involving the Company or any of its subsidiaries has been entered into since the beginning of the Company’s most recently completed financial year, or are proposed to be entered into, in which any director or executive officer of the Company, or any person who beneficially owns, or controls or directs, directly or indirectly, more than 10% of the Common Shares or any director or executive officer of such persons or of any subsidiary of the Company or any proposed director of the Company and each of their associates or affiliates has had or expects to have a direct or indirect material interest.

REPORT ON CORPORATE GOVERNANCE PRACTICES

Statement of Corporate Governance Practices

As a Canadian reporting issuer with securities listed on the NASDAQ, DAVIDsTEA complies with all applicable rules adopted by the Canadian Securities Administrators (the “CSA”) and the SEC. As a Canadian issuer, DAVIDsTEA is exempt from complying with many of the NASDAQ Corporate Governance Standards (the “NASDAQ Standards”), provided that DAVIDsTEA complies with Canadian governance requirements. DAVIDsTEA also complies with National Instrument 58‑101 - Disclosure of Corporate Governance Practices (the “CSA Disclosure Instrument”) and National Policy 58‑201 (Corporate Governance Guidelines (the “CSA Governance Policy”). The CSA Governance Policy provides guidance on governance practices for Canadian issuers. The CSA Disclosure Instrument requires issuers to make the prescribed disclosure regarding their governance practices. The Board is of the view that DAVIDsTEA’s corporate governance practices satisfy the requirements of the CSA Disclosure Instrument and the Corporate Governance Policy, as reflected in the disclosure made hereunder. The Board of Directors has approved the disclosure of DAVIDsTEA’s corporate governance practices described below, on the recommendation of the Corporate Governance and Nominating Committee.

The Board of Directors considers corporate governance practices to be an important factor in the overall success of the Company. The Board of Directors also intends to adopt additional corporate governance guidelines to assist it with its corporate governance responsibilities. These guidelines will set out general guidelines relating to the responsibilities, organization and membership of the Board of Directors, the composition and membership of the various committees, meetings of the Board, director compensation, the evaluation of management and succession planning.

Board of Directors

Independence

The Board of Directors currently consists of ten (10) directors, nine (9) of whom are non-employee directors. Each director was elected at the annual general meeting of Shareholders held on June 9, 2016 except for Mr. Silver who was appointed on March 20, 2017 in replacement of Mrs. Bullen who had been appointed to fill in the vacancy left upon the departure of Mr. Toutant, the former President and CEO of the Company. Our directors are appointed for a one-year term to hold office until the next annual general meeting of Shareholders or until their earlier resignation or removal from office in accordance with the Company’s by-laws.

Five (5) of our ten (10) directors that make up the Board are considered “independent” pursuant to Section 1.4 of the CSA’s Audit Committee Rules and the NASDAQ rules. Under these rules, five (5) are considered independent, whereas Emilia Di Raddo, Lorenzo Salvaggio, Hershel Segal, Sarah Segal and Joel Silver are not considered to be independent as a result of their respective relationships with the Company or their relationships with other non-independent members of the Board. The independence of directors is determined by the Board based on the results of independence questionnaires completed by each director annually, as well as other factual circumstances reviewed on an ongoing basis.

To enhance the independent judgment of the Board, despite the fact that only 50% of our directors are independent, the independent members of the Board meet at least annually and may meet at each meeting in the absence of members of management and the non-independent directors. An in camera session is now scheduled as part of every meeting of the Board of Directors and its committees to allow independent directors to meet without non-independent directors and members of management, as necessary. All non-independent directors are responsible to the Board as a whole and have a duty of care to the Company.

The Board of Directors is responsible for supervising the management of the Company’s business and affairs. The Board’s mandate can be found in Schedule B to this Information Circular and on the Company’s website at http://ir.davidstea.com. The principal areas of responsibility of the Board relate to the stewardship of management, to pursue the best interests of the Company, and include, but are not limited to, the following:

•	Adopting a strategic planning process, approving the principal business objectives for the Company and monitoring management’s success in implementing the strategy and achieving its goals;
•	Identifying the principal risks applicable to the Company, ensuring that procedures are in place for the management of those risks;
•	Overseeing the Company’s corporate governance policies and practices and their disclosure in public disclosure documents;
•	Reviewing and monitoring, with the assistance of the Audit Committee (i) the adequacy and effectiveness of the Company’s internal controls and management information systems over financial reporting;
•

Adopting and monitoring compliance with the Code of Business Ethics and Conduct applicable to directors, officers and employees of the Company as well as with key corporate policies and procedures, setting the appropriate “tone at the top” and ensuring that the CEO and other executive officers create a culture of integrity throughout the organization; and

•

Supervising senior management and reviewing, together with the HRCC, as applicable, the succession planning of the Company, including a succession plan for the CEO and ensuring that the Company has effective programs in place for leadership development and the appointment, training and supervision of management.

Majority Voting Policy

The Company does not employ the practice of “slate voting” and, as such, at meetings of Shareholders where directors are to be elected, Shareholders of the Company are entitled to vote in favour of, or withhold from voting, for each director nominee separately. The Corporate Secretary of the Company ensures that the number of Share voted in favor of or withheld from voting for each director nominee and is promptly disclosed after the meeting.

On February 15, 2017, the Board adopted a majority voting policy in order to promote enhanced director accountability. The policy stipulates that, in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” his or her election will promptly tender his or her resignation to the Corporate Governance and Nominating Committee for consideration.

The Corporate Governance and Nominating Committee shall consider the resignation and recommend to the Board the action to be taken with respect to such tendered resignation. The Corporate Governance and Nominating Committee will be expected to accept and recommend acceptance of the resignation by the Board of Directors unless the circumstances direct otherwise. The Board shall consider the recommendation of the Corporate Governance and Nominating Committee and determine whether or not to accept it. A press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable) shall be issued within ninety (90) days following the date of the relevant meeting of Shareholders. A copy of such press release shall be sent concurrently to NASDAQ. The director’s  resignation, if accepted, becomes effective immediately when accepted by the Board.

Any director who tenders his or her resignation pursuant to the majority coting policy will not participate in the recommendation of the Corporate Governance and Nominating Committee or the decision of the Board with respect to such resignation.

Subject to any restrictions imposed by law, where the Board accepts a  resignation in accordance with the Company’s  majority voting policy, the Board may (i) leave the director vacancy unfilled until the next annual general meeting of Shareholders, (ii) fill the vacancy through the appointment of a new director, or (iii) call a special meeting of Shareholders during which a new candidate will be presented to fill the vacant position.

The policy only applies in circumstances involving an uncontested election of directors. For purposes of the majority voting policy, an “uncontested election” means any meeting of Shareholders called for, either alone or with other matters, the election of directors, with respect to which (i) the number of nominees for election is equal to the number of positions on the Board of Directors to be filled through the election to be conducted at such meeting and/or (ii) proxies are being solicited for such election of directors only by the Company.

Chair of the Board

The Board of Directors is led by a non-executive, independent Chairman, which the Company believes contributes to the Board’s ability to function independently of management. Mr. Maurice Tousson has been a director of the Company since June 9, 2016 at which time he also became the Chairman of the Board. As Chairman of the Board, Mr. Tousson  is responsible for overseeing the Board in carrying out its roles and responsibilities, which includes overseeing that the Board’s duties and responsibilities are carried out independently of management. See “Position Description” below for further detail on the role of the Chairman.

Conflicts of Interest

In accordance with applicable law and DAVIDsTEA’s policy, each director is required to disclose to the Board any potential conflict of interest he or she may have in a matter before the Board or a committee thereof at the beginning of the Board or committee meeting. A director who is in a potential conflict of interest must not attend any part of the meeting during which the matter is discussed or participate in a vote on such matter.

Formal Position Descriptions

The Board has adopted formal position descriptions for the Chairman of the Board and the Board committee Chairs, as well as for the CEO.

Chairman of the Board

The Board has adopted a written position description for the Chairman of the Board and each of the committee Chairs, which sets out each of the Chairs’ key responsibilities, including duties relating to setting meeting agendas, chairing meetings and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee and the Board.

The primary responsibility of the Chairman is to provide leadership to the Board to enhance Board effectiveness. The Chairman of the Board must oversee that the relationship between the Board, management, Shareholders and other stakeholders are effective, efficient and further to the best interests of the Company.

Committee Chairs

The position descriptions of each committee Chair provide that each Chair’s key role is to manage his or her respective committee and ensure that the committee carries out its mandate effectively. Like the Chairman of the Board, each committee Chair is expected to provide leadership to enhance the committee’s effectiveness and must oversee the committee’s discharge of its duties and responsibilities. Committee Chairs must report regularly to the Board on the business of their respective committee.

President and CEO

The prime responsibility of the CEO is to lead the Company by providing strategic direction that includes the development and implementation of plans, policies, strategies and budgets for the growth and profitable operation of the Company. The Board has, together with the CEO, developed a written position description for the CEO which sets out the CEO’s key responsibilities, including duties relating to strategic planning, operational direction, Board of Directors interaction, building an effective management team and communication with Shareholders.

The HRCC, together with the Chairman of the Board and the CEO, develops yearly goals and objectives that the CEO is responsible for meeting. The HRCC and the Chairman of the Board evaluate the CEO’s performance in light of such goals and objectives and establish his compensation based on this evaluation. The corporate objectives that the CEO is responsible for meeting, with the rest of management placed under his supervision, are determined by the strategic plans and the budgets as they are approved each year by the Board.

Election of Directors

While the Board has not adopted a policy for the selection and nomination of directors, it has delegated to the Corporate Governance and Nominating Committee the responsibility to monitor the composition of the Board and select qualified candidates eligible to stand for election as directors of the Company and recommend such candidates to the Board should there be any vacancy or should any Board member decides not to stand for election. The Corporate Governance and Nominating Committee assesses the competencies, skills, personal qualities, availability, geographical representation, business background and diversified experience of the Board members and the Company’s circumstances and needs.

Committees of the Board

The Board has established the Audit Committee, the HRCC and the Corporate Governance and Nominating Committee. It has delegated to each of these committees certain responsibilities that are set forth in their respective mandates.

Human Resources and Compensation Committee

The HRCC’s primary purpose, with respect to compensation, is to assist the Board in fulfilling its oversight responsibilities and to make recommendations to the Board with respect to the compensation of the directors and executive officers. Although not comprised solely of independent directors, the Board of Directors believes that the HRCC is able to carry out its mandate in the same manner as if the committee were comprised entirely of independent directors. Independent consultants may also be periodically retained to assist the HRCC in fulfilling its responsibilities when needed. As required in its mandate, the HRCC is composed of a majority of independent directors, including the Chairman of the committee that must qualify as an independent director. The five (5) current members of the HRCC are [Mr. Tousson (Chair), Mrs. Di Raddo, Mr. McCreight, Mr. Salvaggio and Mrs. Tierney. A copy of the charter of the HRCC is available on the Company’s website at http://ir.davidstea.com.

Audit Committee

The Audit Committee is comprised of three (3) directors, being Messrs. Mardy (Chair), Folliard and Tousson, all of whom are “independent” and “financially literate” under the applicable rules of the NASDAQ, the SEC.

The Audit Committee adopted a written charter outlining its primary responsibilities and duties, which include:

•

appointing, compensating, retaining and overseeing the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and reviewing and appraising the audit efforts of our independent accountants;

•

establishing procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) confidential and anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	engaging independent counsel and other advisers, as necessary;
•	determining funding of various services provided by accountants or advisers retained by the committee;
•	reviewing our financial reporting processes and internal controls;
•	reviewing and approving related-party transactions or recommending related-party transactions for review by independent members of the Board of Directors; and
•	providing an open avenue of communication among the independent accountants, financial and senior management and the Board.

The full text of the Audit Committee charter is available on the Company’s website at http://ir.davidstea.com, and the disclosure provided in this Information Circular is qualified in its entirety by reference to the full text thereof.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of five (5) directors being Mr. Mardy,  Ms. Segal and Messrs. Folliard, McCreight and Segal. The Committee’s primary purpose is to develop corporate governance guidelines and principles for the Company and identify individuals qualified for nomination to the Board. The Corporate Governance and Nominating Committee is also responsible for considering the structure and composition of the Board and its committees and evaluating the performance and effectiveness of the Board and its members.

Board and Committee Meetings

In Camera Sessions

To maintain independence from management, the independent Board members may meet at each quarterly and special Board meeting, without the presence of management and under the chairmanship of the independent Chairman of the Board. Similarly, each of the Company’s committees may hold separate sessions without management present under the chairmanship of its committee Chair at each quarterly and special committee meeting.

Ethical Business Conduct

The Company’s Code of Ethics (the “Code of Ethics”) is applicable to all DAVIDsTEA’s directors, senior managers and financial officers and has been developed to promote the honest and ethical conduct of our directors, senior managers and financial officers, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company; and to promote compliance with all applicable rules and regulations that apply to the Company and its officers. A copy of the Code of Ethics is available on the Company’s website at http://ir.davidstea.com. The Code of Ethics addresses several matters, including conflicts of interest, integrity of corporate records, confidentiality of corporate information, protection and use of corporate assets and opportunities, insider trading, compliance with laws and reporting of unethic al or illegal behaviour. No waiver has ever been granted to a director or executive officer in connection with the Code of Ethics.

In addition to monitoring compliance with the Code of Ethics, the Board has adopted whistleblowing procedures for reporting unethical or questionable acts by the Company or employees thereof. Complaints can be made via telephone at a confidential line called the integrity line. Any Human Resources-related question is redirected to our Chief Human Resources Officer while any issue of misconduct or fraud is redirected to the Chair of the Audit Committee who is responsible to oversee the whistleblowing procedures.

Board, Committees and Directors Performance Assessment

On an annual basis, the Chairman of the Board is responsible for the process of assessing the performance and effectiveness of the Board as a whole, the Board committees, committee Chairs and individual directors. Questionnaires are distributed to each director for the purpose of (i) evaluating the Board’s responsibilities and functions, its operations, how it compares with boards of other companies on which the directors serve and the performance of the Board’s  committees and (ii) inviting directors to make suggestions for improving the performance of the Chairman of the Board, committee Chairs and individual directors. The questionnaire completed by the Chairman of the Board is submitted to the Chair of the HRCC. The results of the questionnaires are compiled by the Corporate Secretary on a confidential basis to encourage full and frank commentary. In addition, the Chairman of the Board discusses with each Board member individually in order to discuss the questionnaires and also meets the Chair of the Corporate Governance and Nominating Committee who is responsible for his assessment. The results of the questionnaires as well as any issues raised during individual discussions are presented and discussed at a following meeting of the Board. At all times, Board members are free to discuss among themselves the performance of a fellow director, or submit such a matter to the Chairman of the Board. Based on the outcome of the discussion, the Chairman of the Board then presents to the Board the assessment’s findings and its recommendations to enhance the performance and effectiveness of the Board and its committees.

Director Selection

Skills and Experience of Directors

The process by which the Board establishes new candidates for Board nominations lies within the discretion of the Corporate Governance and Nominating Committee with a view of the best interests of the Company and in accordance with the corporate governance guidelines. New candidates for Board nominations can also be proposed by the Shareholders within the delays and following the procedures provided under applicable governing statutes, Articles and by-laws.

Nomination of Directors

Before making a recommendation on a new director candidate, the Chairman of the Board and members of the Corporate Governance and Nominating Committee meet with the candidate to discuss the candidate’s interest and ability to devote the time and commitment required to serve on the Board. In certain circumstances, the Corporate Governance and Nominating Committee may also retain an independent recruiting firm to identify director candidates and fix such firm’s fees and other retention terms.

The Board does not impose nor does it believe that it should establish term limits or retirement age limits on its directors, as such limits may cause the loss of experience and expertise important to the optimal operation of the Board.

Diversity and Gender Diversity

The Company does not have a formal policy on diversity on the Board of Directors or in senior management positions. The Company is, however, mindful of the benefit of diversity of the Board of Directors and senior management, including the representation of women on the Board and in senior management positions, and the need to maximize their effectiveness and respective decision-making abilities. Accordingly, in searches for new candidates, while the Company seeks to recruit or appoint the most qualified individuals for particular positions, it considers the merit of potential candidates based on a balance of skills, background, experience and knowledge, including taking into consideration diversity such as gender, age and geographic areas.

Director Orientation and Continuing Education

Orientation

The HRCC Committee is responsible for developing, monitoring and reviewing the Company’s orientation and continuing education programs for directors. New directors are provided with an information package on the Company’s business, its strategic and operational business plans, its operating performance, its governance system and its financial position. Also, new directors meet individually with the President and Chief Executive Officer and other senior executives to discuss these matters. The Board ensures that prospective candidates fully understand the role of the Board and its committees and the contribution that individual directors are expected to make, including, in particular, the personal commitment that the Company expects of its directors.

Continuing Education

All Board members have visited a few DAVIDsTEA’s stores. Management makes presentations to the Board members on a range of topics that are relevant to the operations. Senior management makes regular presentations to the Board and its committees to educate them and keep them informed of developments within the Company’s main areas of business and operations, as well as on key legal, regulatory and industry developments. Directors attend an annual strategic planning meeting, where management presents the Company’s short, mid and long-term strategic plan. Directors are also provided with Board and Board committee materials at least one week in advance of regularly scheduled meetings. Directors also receive periodic updates between Board meetings on matters that affect the Company’s business. Finally, Board members have full access to the Company’s senior management and employees.

ANNUAL REPORT AND ADDITIONAL INFORMATION

Our financial information is contained in the Company’s consolidated annual financial statements and related MD&A for the fiscal year ended January 28, 2017. Our Annual Report is available on the Internet on SEDAR at www.sedar.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report or consolidated financial statements and related MD&A as of and for the year ended January 28, 2017, which we will provide to you without charge, please contact the Company’s Corporate Secretary at 5430, Ferrier Street, Town of Mount-Royal, H4P 1M2, or send an email to investors@davidstea.com. Neither the Annual Report nor the consolidated financial statements and related MD&A as of and for the fiscal year ended January 28, 2017 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

RECEIPT OF SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Under the CBCA, a registered holder or beneficial owner of Common Shares that will be entitled to vote at the next Meeting may submit to the Company, before January 13, 2018, a proposal in respect of any matter to be raised at such Meeting.

APPROVAL OF THE INFORMATION CIRCULAR

The content and transmission of this Information Circular have been approved by the Board.

Montreal, Quebec, April 13, 2017.

/s/ Maurice Tousson
Maurice Tousson
Chairman of the Board

APPENDIX A

DAVIDsTEA INC.

(the “Company”)

STATED CAPITAL REDUCTION RESOLUTION OF THE SHAREHOLDERS

RESOLVED THAT:

1.	The stated capital account maintained in respect of the common shares of the Company is hereby reduced to $155,947 without any distribution to the shareholders of the Company;
2.

Any one director or officer of the Company is hereby authorized and directed to take all such action and execute all such documents as such director or officer deems necessary or advisable for the purpose of giving effect to this resolution.

APPENDIX B

DAVIDsTEA INC.

CHARTER OF THE BOARD OF DIRECTORS

1.    PURPOSE

The Board of Directors (the “Board”) of DAVIDsTea Inc., a corporation existing under the laws of Canada (the “Company”) is responsible for the stewardship of the affairs of the Company. Its members (the “Directors”) are elected by shareholders of the Company. The purpose of this charter (the “Charter”) is to describe the principal responsibilities, duties and powers of the Board, as well as some of the policies and procedures that apply to the Board in discharging its duties and responsibilities.

2.     RESPONSIBILITIES, DUTIES AND  POWERS OF THE  BOARD

Pursuant to applicable laws, in exercising their powers and discharging their duties, Directors must act honestly and in good faith with a view to the best interest of the Company, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, both as Directors and as members of the Board committees. Directors are ultimately accountable and responsible for providing experienced and effective leadership in supervising the management of the business and affairs of the Company, including providing guidance and strategic oversight to management.  The responsibilities of the Board include:

Leadership in Corporate Strategy

•

Adopting a strategic planning process, approving, on at least an annual basis, the principal business objectives for the Company, which consider, among other things, the opportunities and risks of the business, and monitoring management’s success in implementing the strategy and achieving its goals.

Management of Risk

•

Identifying the principal risks applicable to the Company, ensuring that procedures are in place for the management of those risks with a view to the long-term viability of the Company and its assets and conducting an annual review of such risks.

Corporate Governance

•	Overseeing the Company’s corporate governance policies and practices and their disclosure in public disclosure documents.
•

Monitoring the size and composition of the Board, determining the appropriate qualifications and criteria for the selection of Board members and overseeing the nomination process for new Directors, in each case subject to the terms of any agreement between shareholders of the Company and the Company.

•	Developing a succession plan for the Directors, including maintaining a list of qualified candidates for Director positions.
•	Developing position descriptions for the Chair of the Board and the Chair of each Board committee.
•	Developing a process for the regular assessment of the effectiveness and contribution of the Board, the committees of the Board and the individual Directors.
•

Ensuring that all new Directors receive a comprehensive orientation with respect to the role of the Board and its committees and nature and operation of the Company’s business as well as the contribution individual Directors are expected to make (including, in particular, the commitment of time and resources that the Company expects from its Directors).

•

Providing continuing education opportunities for all Directors, so that individuals may maintain or enhance their skills and abilities as Directors, as well as ensuring their knowledge and understanding of the Company’s business remains current.

Ethical Standards and Compliance with Rules and Regulations

•	Adopting a Code of Business Ethics and Conduct applicable to Directors, officers and employees of the Company and setting the appropriate “tone at the top”.

•

Satisfying itself of the integrity of the President and Chief Executive Officer (the “CEO”) and the other executive officers and ensuring that the CEO and other executive officers create a culture of integrity throughout the organization.

•

Monitoring compliance with the Code of Business Ethics and Conduct (any waivers from the Code of Business Ethics and Conduct that are granted for the benefit of the Company’s Directors or executive officers should be granted by the Board or a Board committee only).

•

Adopting and monitoring compliance with key corporate policies and procedures designed to ensure that the Company, its Directors, officers and employees comply with all applicable laws, rules and regulations and conduct their business ethically and with honesty and integrity. However, notwithstanding the foregoing and subject to applicable law, nothing contained in this Charter is intended to require the Board to ensure the Company’s compliance with applicable laws or regulations.

•	Monitoring the implementation of procedures and initiatives relating to corporate social and environmental responsibilities, and health and safety rules and regulations in the organization.
•

Ensuring that there are adequate whistleblower procedures for the Board to be apprised on a timely basis and in sufficient detail of all concerns raised by Directors, officers, employees, consultants and contractors of the Company and external parties regarding instances of misconduct including illegal or unethical behavior, fraudulent activities, and violation of Company policies, particularly with respect to accounting, internal accounting controls or auditing matters and that such concerns are properly received, reviewed, investigated, documented and brought to an appropriate resolution. The whistleblower procedures shall make it clear that reports of wrong-doings or suspected wrong-doings can be made confidentially and anonymously (if so desired) without fear of victimization, subsequent discrimination or disadvantage.

Oversight of the CEO and Executives

•

Appointing the CEO and, together with the CEO, developing the corporate goals and objectives that the CEO is responsible for meeting, and reviewing the performance of the CEO against such goals and objectives.

•	Developing, together with the CEO, a position description for the CEO, which includes delineation of management’s responsibilities.
•	Approving the appointment of the senior officers of the Company and the assessment of each senior officer’s contribution to the achievement of the Company’s strategy.
•	Evaluating the performance of the CEO and other executive officers against the objectives established by the Board.
•

Succession planning, including the approval of a succession plan for the CEO and other members of the executive team and senior management, and ensuring that the Company has effective programs in place for leadership development and the appointment, training and supervision of management.

•	Establishing the goals and objectives relevant to the compensation philosophy, overseeing executive compensation and evaluating risks associated with executive compensation and incentive plans.

Monitoring of Financial Performance

•

Reviewing and approving the Company’s Financial Statements, Management’s Discussion and Analysis, Earnings Press Releases (including financial outlook, future-oriented financial information and other forward-looking information) and other disclosure material filed with the securities commissions.

•	Reviewing and monitoring, with the assistance of the Audit Committee:
•	the quality and integrity of the Company’s financial statements;
•	the external reporting of the Company’s financial and operating performance in compliance with all regulatory and statutory requirements; and
•	the independence, qualifications, appointment and performance of the external auditor.
•	Reviewing and approving annual operating plans, budgets and significant capital allocations and expenditures and periodically receive an analysis of actual results versus approved budgets.
•

Serving as an advisor to management and reviewing and approving major business decisions including material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Company’s governing statute, including the payment of dividends, issuance, purchase and redemptions of securities, and acquisitions and dispositions of material capital assets.

Integrity of Internal Control and Management Information Systems

•

Reviewing and monitoring, with the assistance of the Audit Committee (i) the adequacy and effectiveness of the Company’s internal controls and management information systems over financial reporting, including significant deficiencies and significant changes in internal controls, (ii) the quality and integrity of the Company’s external financial reporting processes, and (iii) related procedures and reporting.

Shareholder Communications and Disclosure

•

Overseeing, in consultation with management, compliance with disclosure requirements applicable to the Company, including disclosure of material information in accordance with applicable securities laws and stock exchange rules.

•

Adopting a communication policy for the Company and overseeing communications with shareholders, other stakeholders, analysts and the public, including the adoption of measures for receiving feedback from stakeholders and reporting annually to shareholders on its stewardship for the preceding year.

The Board may delegate, subject to applicable laws, responsibility for the day-to-day management of the Company’s business and affairs to the Company’s senior officers and shall supervise such senior officers appropriately.

The Board shall develop formal Authority Guidelines delineating authority retained by the Board and authority delegated to the CEO and the other members of senior management. The Authority Guidelines shall also clearly state matters which should be presented to the Board and its committees. These matters shall include significant changes to management structure and appointments; strategic and policy considerations; major marketing initiatives; significant agreements, contracts and negotiations; significant finance related; and, other general matters.

The Board may delegate, subject to applicable laws, certain matters it is responsible for to Board committees, presently consisting of the Audit Committee, the Corporate Governance and Nominating Committee, and the HR & Compensation Committee. The Board shall appoint from among its members the members of each Board Committee, in consultation with the Corporate Governance and Nominating Committee.

All standing Committees will operate pursuant to a written Charter, which sets forth the responsibilities of the Committee and powers that the Committee has. The Charters of all Committees will be subject to periodic review and assessment by each Committee and each Committee shall recommend any proposed charter changes to the Board.

3.    COMPOSITION AND  QUALIFICATION

The Board retains the responsibility for managing its own affairs, including planning its composition, selecting its Chairman and/or an independent director (“Lead Director”), appointing Board committees and determining Directors’ compensation. While it is appropriate to confer with management on the selection of candidates to be nominated as members of the Board, the ultimate selection shall be determined by the existing independent members of the Board.

The Board and each of its committees shall be comprised of that number of Directors as shall be determined from time to time by the Board (subject to the terms of the Articles and by-laws of the Company). The Board and each of its Committees shall include at least the minimum number of “independent” Directors mandated by applicable corporate and securities laws and stock exchange rules, unless otherwise permitted by applicable phase-in rules and exemptions. In determining independence, the Board will consider the definition of independence set forth in applicable laws and regulations, as well as other factors that will contribute to effective oversight and decision-making by the Board.

The Board shall establish processes for determining the independence of its members as well as dealing with any conflict of interest situations. Directors shall recuse themselves from a matter where there may be a perception of conflict or a perception that they may not bring objective judgment to the consideration of the matter.

Except for Directors who are also officers of the Company, no Director shall receive from the Company any compensation other than the fees to which he or she is entitled as a Director of the Company or a member of a committee. Such fees may be paid in cash and/or shares, options or other in-kind consideration ordinarily available to Directors. Directors who are also officers of the Company shall not be entitled to receive any Directors’ fees or other compensation in respect of their duties as Directors.

In connection with the nomination or appointment of individuals as Directors, the Board is responsible for:

a)	Considering what competencies and skills the Board should possess;
b)	Assessing what competencies and skills each existing Director possesses; and
c)	Considering the appropriate size of the Board, with a view to facilitating effective decision making.

4.    EXPECTATIONS FROM  BOARD  MEMBERS

In addition to acting honestly and in good faith with a view to the best interest of the Company, and exercising the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, the Directors are expected to:

•	Commit the requisite time for all of the Board’s business;
•	Make all reasonable efforts to attend all Board and committee meetings;
•

Be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each of its committees;

•	Know how to read financial statements, and understand the use of financial ratios and other indices for evaluating financial performance;
•	Review the materials provided by management in advance of the Board and committee meetings; and
•

Advise the Chair of the [Corporate Governance and Nominating Committee]1  before accepting any new membership on other boards of directors or any other significant commitment involving an affiliation with other related businesses or governmental units. The Company values the experiences Board members bring from other boards on which they serve, but recognizes that those boards may also present demands on a member’s time and availability, and may also present conflicts of interest or other legal issues.

Directors are invited to contact the CEO at any time to discuss any aspect of the Company’s business. While respecting organizational relationships and lines of communication, members of the Board shall have complete access to other members of management. Directors shall be afforded frequent opportunities to meet with the CEO, Chief Financial Officer and other members of management in Board and committee meetings and in other formal or informal settings.

5.    MEETINGS

A Chair of the Board shall be appointed by the Board by majority vote.

The Board shall hold regularly scheduled and at least quarterly meetings and such special meetings as circumstances dictate. Meetings of the Board will be held at such times and places as the Chair may determine. Committee meetings may be held in person or telephonically.

A.    Holding and Recording Meetings

The Chair, if present, will act as the chair of meetings. If the Chair is not present at a meeting, the Directors will appoint another Director to act as Chair of the meeting. The person acting as the Corporate Secretary of the Company (the “Secretary”) will be the Secretary of all meetings and will maintain minutes of all meetings and deliberations of the Board. If the Secretary is not in attendance at any meeting, the Board will appoint another person who may, but need not, be a Director to act as the Secretary of that meeting.

At each regular Board meeting, each Committee that held a meeting subsequent to the last Board meeting and prior to the current Board meeting shall present a brief summary of its committee meeting to the Board, including the principal subjects discussed and the conclusions and actions of the committee. In general, the Chairman of the appropriate committee will present such report.

Subject to any agreement between the shareholders of the Company:

a)	A majority of Directors will constitute a quorum for a meeting of the Board;
b)	Each Director will have one vote and decisions of the Board will be made by an affirmative vote of the majority;
c)	The Chair will not have a deciding or casting vote in the case of an equality of votes; and
d)	The powers of the Board may also be exercised by written resolutions signed by all Directors.

The Board may invite from time to time such persons as it sees fit to attend any portion of its meetings and to take part in the discussion and consideration of the affairs of the Board. The Board may also exclude from time to time such persons as it sees fit from attending any portions of its meetings.

The independent Directors will consider, on the occasion of each meeting, whether an in camera meeting without the non-independent directors and members of management would be appropriate and that they will hold an in camera meeting without the non-independent directors and members of management where appropriate.  When the Chair is not an independent Director, the Lead Director or an independent Director shall chair the executive sessions and forward as appropriate to the Chair and to the CEO questions, comments or suggestions made at in camera meetings.

B.    Agenda and Notice

In advance of every meeting of the Board, the Chair, with the assistance of the Secretary, will prepare and distribute to the Directors and others as deemed appropriate by the Chair, an agenda of matters to be addressed at the meeting together with appropriate briefing materials. The Board may require officers and employees of the Company to produce such information and reports as the Board may deem appropriate in order for it to fulfill its duties.

C.    Confidentiality

Subject to the terms of any agreement between shareholders of the Company and the Company, Directors shall maintain the absolute confidentiality of the deliberations and decisions of the Board and its Committees and information received at any meeting, except as may be required by law or as may be determined, from time to time, by the Board, or if the information is publicly disclosed by the Company.

6.    LIMITATIONS ON  BOARD’S  DUTIES

Each of the Board and its Committees shall discharge its responsibilities, and Directors shall assess the information provided by management and any external advisors, including the external auditor, in accordance with their business judgment.  Directors are entitled to rely, absent knowledge to the contrary, on the integrity of the persons and organizations from whom they receive information, the accuracy and completeness of the information provided, and representations made by management as to any audit or non-audit services provided by the external auditor.

In contributing to the Board’s discharge of its duties under this Charter (including, without limitation, through involvement with any standing or special committee of the Board), each Director shall be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this Charter is intended or may be construed as imposing on any Director a standard of care or diligence that is in any way more onerous or extensive than the standard to which the Directors are subject under applicable law. This Charter is not intended to change or interpret the articles of the Company or any federal, provincial or state law, regulation or rule or stock exchange rule to which the Company is subject, and this Charter should be interpreted in a manner consistent with all such applicable laws, regulations and rules.

The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively.  The terms contained herein are not intended to give rise to civil liability on the part of the Company or its Directors or officers to shareholders, security holders, customers, suppliers, competitors, employees or other persons, or to any other liability whatsoever on their part.

7.    ACCESS TO  INFORMATION AND  AUTHORITY

The Board shall have full unrestricted access to any relevant records and all information of the Company that it deems necessary or desirable to carry out its responsibilities. The Board may request that any officer or other employee of the Company or any advisor to the Company meet with the Board and its advisors, as it deems necessary or desirable to carry out its responsibilities.

The Board has the authority, at its sole discretion, to retain, at the Company’s expense, independent legal, financial, compensation consulting and other advisors, consultants and experts, to assist the Board in fulfilling its duties and responsibilities, including sole authority to retain and to approve any such firm’s fees and other retention terms, provided such engagement is first approved by the Chair.

8.    REVIEW OF  CHARTER

The Corporate Governance and Nominating Committee will review and reassess the adequacy of this Charter from time to time.  The Board may, from time to time, amend this Charter.

www.davidstea.com